Exhibit 2.1

Dated as of February 15, 1999

TELESYSTEM INTERNATIONAL

WIRELESS INC.

and

MONTREAL TRUST COMPANY

OF CANADA

INDENTURE PROVIDING FOR THE ISSUE OF 7.00% EQUITY SUBORDINATED DEBENTURES DUE 2002

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION
Section 1.01	Definitions	- 2 -
Section 1.02	Meaning of outstanding for Certain Purposes	- 8 -
Section 1.03	Interpretation not Affected by Headings, etc	- 8 -
Section 1.04	Applicable Law	- 9 -
Section 1.05	Trust Provisions	- 9 -
Section 1.06	Invalidity Provisions	- 9 -
Section 1.07	Currency Equivalent	- 9 -
Section 1.08	Language	- 10 -
Section 1.09	Differences Between French and English Versions	- 10 -
ARTICLE 2 THE DEBENTURES
Section 2.01	Limit of issue and Designation of Debentures	- 10 -
Section 2.02	Form and Terms of Debentures	- 10 -
Section 2.03	Interest	- 11 -
Section 2.04	Prescription	- 11 -
Section 2.05	Issue of Debentures	- 11 -
Section 2.06	Concerning Interest	- 12 -
Section 2.07	Execution of Debentures	- 12 -
Section 2.08	Certification by the Trustee	- 12 -
Section 2.09	Registration of Debentures	- 13 -
Section 2.10	Person Entitled to Payment	- 14 -
Section 2.11	Replacement of Debentures	- 15 -
Section 2.12	Exchange of Debentures	- 15 -
Section 2.13	Payment of Interest and Principal	- 16 -
Section 2.14	Rank and Subordination	- 16 -
Section 2.15	Notice to Debentureholders	- 17 -
Section 2.16	Notice to the Trustee	- 17 -
Section 2.17	Notice to the Company	- 17 -
Section 2.18	Change in Address	- 18 -
Section 2.19	Mail Service Interruption	- 18 -
ARTICLE 3 REDEMPTION, PURCHASE AND CANCELLATION
Section 3.01	Redemption of Debentures	- 18 -
Section 3.02	Places of Payment	- 18 -
Section 3.03	Notice of Redemption	- 18 -
Section 3.04	Debentures Due on Redemption Date	- 19 -
Section 3.05	Deposit of Redemption Monies	- 19 -
Section 3.06	Right to Repay Redemption Amount in Subordinate Voting Shares	- 19 -
Section 3.07	Failure to Surrender Debentures Called for Redemption	- 21 -
Section 3.08	Purchase of Debentures	- 21 -
Section 3.09	Cancellation of Purchased Debentures	- 22 -
ARTICLE 4 CONVERSION
Section 4.01	Conversion Right on Maturity	- 22 -

Section 4.02	Conversion Right Upon an Offer	- 24 -
Section 4.03	Conversion Right upon an Event of Default	- 26 -
Section 4.04	Manner of Conversion on an Early Conversion Date	- 27 -
Section 4.05	Right to Pay Conversion Value in Cash in Lieu of Conversion	- 28 -
Section 4.06	Right to Repay Principal Amount in Subordinate Voting Shares
	on Maturity	- 28 -
Section 4.07	Completion of Conversion	- 29 -
Section 4.08	Fractional Shares	- 30 -
Section 4.09	Relating to the Issue of Subordinate Voting Shares	- 30 -
Section 4.10	Taxes and Charges on the Issue of Subordinate Voting Shares	- 31 -
ARTICLE 5 ADJUSTMENTS
Section 5.01	Adjustment Upon Consolidation or Subdivision	- 31 -
Section 5.02	Adjustment Upon a Reorganization Event	- 31 -
Section 5.03	Adjustments as a Result of Certain Distributions and Extraordinary
	Cash Dividends	- 31 -
Section 5.04	Discretionary Adjustment	- 32 -
Section 5.05	Changes Affecting Subordinate Voting Shares	- 33 -
Section 5.06	Rules Applicable to Adjustments	- 33 -
Section 5.07	Notice of Special Events	- 34 -
ARTICLE 6 SUBORDINATION OF DEBENTURES
Section 6.01	Agreement to Subordinate	- 34 -
Section 6.02	Distribution on Insolvency or Winding-up	- 34 -
Section 6.03	Subrogation of Debentures	- 35 -
Section 6.04	No Payment to Debentureholders if Event of Default under
	the Senior Liabilities	- 35 -
Section 6.05	Authorization of Debentureholders to Trustee to Effect Subordination	- 36 -
Section 6.06	Knowledge of Trustee	- 36 -
Section 6.07	Trustee May Hold Senior Liabilities	- 37 -
Section 6.08	Rights of Holders of Senior Liabilities Not Impaired	- 37 -
Section 6.09	Altering the Senior Liabilities	- 37 -
Section 6.10	Additional Indebtedness	- 37 -
Section 6.11	Right of Debentureholder to Convert Not Impaired	- 37 -
ARTICLE 7 COVENANTS OF THE COMPANY
Section 7.01	General Covenants	- 37 -
Section 7.02	Trustee s Remuneration and Expenses	- 39 -
Section 7.03	Trustee to Give Notice of Default	- 39 -
Section 7.04	Performance of Covenants by Trustee	- 39 -
ARTICLE 8 DEFAULT AND ENFORCEMENT
Section 8.01	Events of Default	- 39 -
Section 8.02	Acceleration on Default	- 41 -
Section 8.03	Waiver of Default or Breach	- 41 -
Section 8.04	Proceedings by the Trustee	- 41 -
Section 8.05	Suits by Debentureholders	- 42 -
Section 8.06	Application of Moneys Received by Trustee	- 43 -
Section 8.07	Distribution of Proceeds	- 44 -

Section 8.08	Immunity of Shareholders, etc	- 44 -
ARTICLE 9 SATISFACTION AND DISCHARGE
Section 9.01	Cancellation and Destruction	- 45 -
Section 9.02	Non-Presentation of Debentures	- 45 -
Section 9.03	Repayment of Unclaimed Moneys to Company	- 46 -
Section 9.04	Release from Covenants	- 46 -
ARTICLE 10 MERGER OR TRANSFER
Section 10.01	Certain Requirements in Respect of Merger, etc	- 46 -
Section 10.02	Vesting of Powers in Successor	- 47 -
Section 10.03	Execution of Supplemental Indenture	- 47 -
ARTICLE 11 MEETINGS OF DEBENTUREHOLDERS
Section 11.01	Right to Convene Meeting	- 48 -
Section 11.02	Notice	- 48 -
Section 11.03	Chairman	- 48 -
Section 11.04	Quorum	- 48 -
Section 11.05	Power to Adjourn	- 49 -
Section 11.06	Show of Hands	- 49 -
Section 11.07	Poll	- 49 -
Section 11.08	Voting	- 49 -
Section 11.09	Regulations	- 50 -
Section 11.10	Company and Trustee May Be Represented	- 50 -
Section 11.11	Powers Exercisable by Extraordinary Resolution	- 50 -
Section 11.12	Meaning of Extraordinary Resolution	- 52 -
Section 11.13	Powers Cumulative	- 53 -
Section 11.14	Minutes	- 53 -
Section 11.15	Instruments on Writing	- 53 -
Section 11.16	Binding Effect of Resolutions	- 53 -
ARTICLE 12 SUPPLEMENTAL INDENTURES
Section 12.01	Provision for Supplemental Indentures for Certain Purposes	- 54 -
Section 12.02	Binding Effect of Modifications	- 55 -
ARTICLE 13 CONCERNING THE TRUSTEE
Section 13.01	Conditions Precedent to Trustee s Obligation to Act	- 55 -
Section 13.02	Evidence	- 56 -
Section 13.03	Experts and Advisers	- 56 -
Section 13.04	Documents, Moneys, etc., Held by Trustee	- 56 -
Section 13.05	Action by Trustee to Protect Interests	- 57 -
Section 13.06	Trustee not Required to give Security	- 57 -
Section 13.07	Protection of Trustee	- 57 -
Section 13.08	Replacement of Trustee	- 58 -
Section 13.09	Conflict of Interest	- 58 -
Section 13.10	Indenture Legislation	- 59 -
Section 13.11	Acceptance of Trust	- 59 -
ARTICLE 14EXECUTION
Section 14.01	Counterparts and Formal Date	- 61 -
SCHEDULE	A	- 1 -

SCHEDULE A	- 1 -
SCHEDULE B-1	- 1 -
SCHEDULE C-1	- 1 -
SCHEDULE C-2	- 1 -
SCHEDULE D-1	- 1 -
SCHEDULE D-2	- 1 -

THIS INDENTURE made as of the 15th day of February, 1999

BETWEEN:

TELESYSTEM INTERNATIONAL WIRELESS INC., a company incorporated under the laws of Canada and having an office in the City of Montreal in the Province of Quebec,

(the “Company”)

OF THE FIRST PART

and

MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, having an office at the City of Montreal in the Province of Quebec,

(the “Trustee”)

OF THE SECOND PART

WITNESSETH THAT:

WHEREAS the Company is authorized to create and issue the Debentures to be issued as herein provided;

AND WHEREAS all necessary resolutions of the directors of the Company have been duly passed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder (and of the underlying Subordinate Voting Shares that may be issued as a result of a conversion or upon redemption or maturity of the Debentures) and this Indenture and the execution thereof legal, valid and effective;

AND WHEREAS the foregoing recitals and any statements of facts relating to the Company in this Indenture or in the Debentures are and shall be deemed to be made by the Company and not by the Trustee;

AND WHEREAS the Trustee has full power and authority to execute this Indenture and to accept and execute the rights, powers, duties, obligations and responsibilities and any trusts herein imposed upon it;

NOW THEREFORE it is hereby agreed and declared as follows:

ARTICLE 1

INTERPRETATION

Section 1.01

Definitions.

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided:

“Affiliate” means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the Company; “control” means, or the purpose of this definition, the ownership of at least 50% of the outstanding Voting Shares of a corporation;

“Applicable Securities Legislation” means applicable securities laws in each of the Provinces of Canada and in the United States;

“Business Day” means any day of the week, other than Saturday, Sunday or a statutory holiday in Quebec, on which banks are open for business in Montreal, Quebec;

“Capital Reorganization” has the meaning attributed thereto in section 5.05;

“Civil Code” means the Civil Code of Quebec which came into force on January 1, 1994, as amended from time to time together with any regulations thereunder;

“Conversion Number”, as of the applicable date of conversion, means the number obtained when (i) the Conversion Value determined as of such date is divided by (ii) 95% of the then Current Market Price of the Subordinate Voting Shares;

“Conversion Value” means (i) the lesser of the Subordinate Voting Share Value and $1,425; and (ii) in the case of an Event of Default, the aggregate of the principal amount of the Debenture plus the Remaining Interest Premium and accrued and unpaid interest;

“Company” means Telesystem International Wireless Inc. and, subject to Article 10, its successors and assigns;

“Counsel” means a legal counsel or firm of legal counsel retained by the Trustee or retained by the Company and acceptable to the Trustee;

“Current Market Price” means, in respect of the Subordinate Voting Shares on any particular date, except as otherwise provided, the Weighted Average Trading Price of such shares on The Toronto Stock Exchange and the Montreal Exchange for the 20 consecutive Trading Days ending on or immediately prior to the fourth Trading Day prior to such date;

“Debentureholders” or “Holders” means the registered holders of Debentures for the time being;

“Debentureholders’ Request” means an instrument, signed in one or more counterparts by the Holders of at least 25% in aggregate principal amount of outstanding Debentures, requesting the Trustee to take some action or proceeding specified therein;

“Debentures” means the 7.00% Equity Subordinated Debentures due 2002 of the Company issued hereunder and for the time being outstanding;

“Determination Date” means before or at the close of business on the third Trading Day prior to the Maturity Date;

“Director” means a director of the Company for the time being, and “Directors” or “board of directors” means the board of directors of the Company or a duly empowered committee of the board of directors for the time being and reference without more to action by the Directors means action by such Directors as a board or action by a duly empowered committee of the board of directors;

“Distributed Property” means all securities (including options, rights or warrants to purchase Subordinate Voting Shares other than employees’ and directors’ stock options in the ordinary course of business) or assets (including dividends other than cash dividends and equivalent dividends in stock paid in lieu of cash dividends in the ordinary course) distributed by way of dividend, return of capital, rights offering or otherwise to registered Holders of the Subordinate Voting Shares;

“Early Conversion Date” means:

(i)

in the case of an Offer, the date on which all conditions are met or waived by the Offeror pursuant to such Offer; or

(ii)

in the case of an Event of Default, any time up to the Time of Expiry;

“Event of Default” has the meaning attributed thereto in section 8.01;

“Extraordinary Cash Dividend” means in respect of the securities of the Company:

(i)

a cash dividend in respect of a particular calendar year representing the excess, if any, of (A) the aggregate of all cash dividends declared and paid on such securities during the calendar year over (B) the greatest of (x) 200% of the aggregate of all cash dividends declared and paid on such securities during the immediately preceding calendar year, (y) 300% of the average of the aggregate of all cash dividends declared and paid on such securities during the immediately preceding three calendar years; and (z) 100% of the aggregate consolidated net income of such issuer, before extraordinary items, for its immediately preceding fiscal year; and

(ii)

any cash dividend which the Directors by resolution determine to be extraordinary, taking into account the amount of the dividend, the effect of the dividend on the market value of the securities on which such dividend is declared after payment thereof, the form of payment, the financial position of the Company, economic conditions, business practices and such other factors as the Directors consider to be relevant;

“Extraordinary Resolution” has the meaning attributed thereto in sections 11.12 and 11.15;

“Fair Market Value”, as at any date, means:

(i)

with respect to a security listed and posted on a stock exchange, the Weighted Average Trading Price of such security on such stock exchange for the 20 Trading Days next preceding such date on the stock exchange on which the greatest volume of trading in the security occurred during such 20 Trading Day period;

(ii)

with respect to a security not listed and posted on a stock exchange but traded in an over-the-counter market, the Weighted Average Trading Price of such security on such over-the-counter market for the 20 Trading Days next preceding such date; or

(iii)

for any other security or property, the fair market value thereof at such date as determined by an independent member of the Investment Dealers Association of Canada selected from time to time by the Directors for such purpose;

“Freely Tradeable” means, in respect of shares of capital of any class of any corporation, shares which (i) are issuable by a corporation without the necessity of filing a prospectus or any other similar document (other than such prospectus or similar document that has already been filed) required under Applicable Securities Legislation and such issue does not constitute a distribution (other than a distribution already qualified by prospectus or similar document) under Applicable Securities Legislation; and (ii) can be traded by the Holder thereof without any restriction under Applicable Securities Legislation, such as hold periods;

“Indebtedness” means any liability for borrowed money;

“Indenture”, “herein”, “hereby”, “hereof” and similar expressions mean or refer to this Indenture and any indenture, deed or instrument supplemental or ancillary hereto; and the expressions “Article”, “section”, “subsection”, “paragraph” and “clause” followed by numbers or letters mean and refer to the specified Article, section, subsection, paragraph or clause of this Indenture;

“Indenture Legislation” means the provisions, if any, of the Canada Business Corporations Act and any other statute of Canada or any province or territory thereof, and of any regulations under any such statute, relating to indentures and to the rights, duties and obligations of trustees under indentures and of corporations issuing debt obligations under  indentures, to the extent that such provisions are at the time in force and applicable to this Indenture or the Company;

“independent member of the Investment Dealers Association of Canada” means a member firm of the Investment Dealers Association of Canada that, in the determination of the Directors acting reasonably, is independent of the Company and the issuer of any securities that are the subject matter of the engagement having regard to, among other things, the considerations set out in section 27 and following of the Quebec Securities Commission Policy Statement No. Q-27 in force on the date hereof;

“Interest Payment Date” means February 15 and August 15 in each year, the first Interest Payment Date being August 15, 1999;

“Maturity Date” means February 15, 2002;

“Maturity Notice” has the meaning attributed thereto in section 4.01;

“Offer” means a take-over bid or issuer bid to purchase Subordinate Voting Shares, or any other transaction which has the same effect (including any amalgamation, arrangement, consolidation, merger or other transaction involving the Company as a consequence of which some or all of the Subordinate Voting Shares outstanding immediately prior to the transaction are exchanged for cash, securities or other property of the Company or another Person) whereby the holders of outstanding Subordinate Voting Shares would be entitled, by reason of Applicable Securities Legislation or the requirements of a stock exchange on which the Subordinate Voting Shares are listed or by any rights under the undertakings given by the holders of the multiple voting shares of the Company in favour of holders of Subordinate Voting Shares, to tender their shares;

“Officers’ Certificate” means a certificate signed in the name of the Company by its Chairman or Vice Chairman or President or an Executive Vice-President or a Vice-President and by its Secretary or Controller or Treasurer, or by any one of the said officers and a Director;

“Opinion of Counsel” means a written opinion containing the information specified herein from legal counsel who is acceptable to the Trustee, acting reasonably;

“Person” means any natural person, corporation, firm, partnership, joint venture or other unincorporated association, trust, government or governmental authority, and pronouns have a similarly extended meaning;

“Recognized Exchange” means any of the Toronto, Montreal, Vancouver, New York or American stock exchanges or the NASDAQ National Market;

“Redemption Amount” has the meaning attributed thereto in section 3.01;

“Redemption Notice” has the meaning attributed thereto in section 3.03;

“Remaining Interest Premium” means an amount per $1,000 principal amount of Debentures, equal to $210 on the date hereof and declining by $0.19178 per day for each day from the date hereof until the Maturity Date;

“Reorganization Event” means any of (i) any amalgamation, arrangement, consolidation or merger of the Company, or any surviving entity or subsequent surviving entity of the Company, with or into another entity that is a corporation (a “Successor Corporation”) (other than an Offer or an amalgamation, arrangement, merger or consolidation in which the Company is the continuing corporation and in which the Subordinate Voting Shares outstanding immediately prior to the amalgamation, arrangement, merger or consolidation are not exchanged for cash, securities or other property of the Company or another corporation), (ii) any sale, transfer, lease or conveyance to another corporation of all or substantially all of the property of the Company or any Successor Corporation or (iii) any liquidation, dissolution or winding up of the Company or any Successor Corporation;

“Senior Liabilities” means the principal of and the interest and premium, if any, on:

(i)

all Indebtedness of the Company (other than trade debts and indebtedness evidenced by the Debentures), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed, for moneys borrowed or raised by whatever means (including, without limitation, by means of commercial paper, bankers’ acceptances, letters of credit, debt instruments, bank debt and financial leases, and any liability evidenced by bonds, debentures, notes or similar instruments);

(ii)

all Indebtedness of the Company (other than trade debts), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Company in connection with the acquisition by the Company of any assets; and

(iii)

renewals, extensions or refinancings of any Indebtedness referred to in (i) or (ii);

unless in any such case, it is provided by the terms of the instrument creating or evidencing such Indebtedness or an instrument pursuant to which such Indebtedness is outstanding that such Indebtedness will not rank prior in right of payment to the Debentures, but ranks pari passu with or subordinate in right of payment to, the Debentures.

“Share Redemption Right” has the meaning attributed thereto in section 3.06;

“Share Repayment Right” has the meaning attributed thereto in section 4.06;

“Subordinate Voting Shares” means the subordinate voting shares in the capital of the Company;

“Subordinate Voting Share Rate” means 43.4783, as adjusted from time to time pursuant to Article 5;

“Subordinate Voting Share Value”, as at any date, means the amount equal to the Subordinate Voting Share Rate, multiplied by the Current Market Price of Subordinate Voting Shares as at such date;

“Subsidiary” or “Subsidiary Corporation” means any corporation of which more than 50% of the outstanding Voting Shares are owned, directly or indirectly, by or for the Company or by any corporation in like relation to the Company and includes any corporation in like relation to a Subsidiary;

“Successor Corporation” has the meaning attributed thereto in section 10.01;

“Time of Expiry” means, in connection with the exercise by a Holder of such Holder’s right to convert pursuant to section 4.03 upon the giving of notice by the Trustee pursuant to section 7.03,  the close of business at the principal office of the Trustee in Montreal on the earliest to occur of (i) the date upon which the Trustee declares the principal of and interest on all Debentures outstanding and all other moneys payable hereunder to be due and payable pursuant to section 8.02, (ii) the date upon which such Event of Default is waived pursuant to section 8.03 and (iii) the fifth Business Day prior to the Maturity Date;

“Trading Day” means, with respect to any Recognized Stock Exchange or other market for securities, any day on which such exchange or market is open for trading or quotation;

“Trustee” means Montreal Trust Company of Canada and its successors hereunder;

“Voting Shares” means shares of capital stock of any class of any corporation carrying voting rights under all circumstances provided that, for the purpose of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of any such event;

“Weighted Average Trading Price” means, with respect to any security on a stock exchange during a specified period, the quotient obtained by dividing the aggregate sale price of all such securities sold on such stock exchange during such period by the total number of such securities sold, as determined by an independent member of the Investment Dealers Association of Canada selected from time to time by the Company for such purpose;

“Wholly-Owned Subsidiary” means any corporation of which the Company beneficially owns, directly or indirectly, all the Voting Shares and equity shares and a corporation shall be deemed to beneficially own Voting Shares and equity shares beneficially owned by a Wholly-Owned Subsidiary and so on indefinitely; and

“Written Order” or “Written Request” means a written order or request, respectively, signed in the name of the Company by its Chairman or Vice Chairman or President or an Executive Vice-President or a Vice-President and by its Secretary or Treasurer or Controller or by any one of the said officers and a Director;

Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

Except as otherwise provided herein, any reference in this Indenture to any act, statute, regulation, policy statement or agreement or section hereof shall be deemed to be a reference to such act, statute, regulation, policy statement or agreement or section thereof as amended, re-enacted or replaced from time to time.

Any reference in this Indenture to “Dollars” or the sign “$” shall be deemed to be a reference to lawful money of Canada.

Section 1.02

Meaning of “outstanding” for Certain Purposes.

Every Debenture shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation, or until moneys for the payment thereof shall be set aside under Article 9, or until it shall have become void pursuant to section 2.04 provided, however, that where a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for all purposes, including, without limitation, the purpose of determining the aggregate principal amount of Debentures outstanding, and provided that for the purpose of any provision of this Indenture entitling Holders of outstanding Debentures to vote, constitute a quorum for the purpose of voting, sign consents, requisitions or other instruments or take any other action under this Indenture.  Debentures owned, directly or indirectly, legally or equitably by the Company or any Affiliate shall be disregarded except that (i) for the purpose of determining whether the Trustee shall be protected in relying on any vote, constitution of a quorum, consent, requisition or other action only those Debentures which the Trustee knows are so owned shall be disregarded, and (ii) Debentures so owned which have been pledged in good faith other than to the Company or any Affiliate shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures in his discretion free from the control of the Company or any Affiliate.

Section 1.03

Interpretation not Affected by Headings, etc.

The division of this Indenture into Articles and sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 1.04

Applicable Law.

This Indenture and the Debentures shall be governed by, and construed in accordance with, the laws of the Province of Quebec and the laws of Canada applicable therein and shall be treated in all respects as Quebec contracts.

Section 1.05

Trust Provisions.

Notwithstanding the references herein or in any Debenture to this Indenture as a “Trust Indenture” or to Montreal Trust Company of Canada (or its successor hereunder, if any, or any additional trustee or co-trustee hereunder) as a “Trustee” or to it acting as Trustee, and except for any trust which may be created or constituted in Quebec for the purposes of sections 4.09, 6.02(3), 8.06, 9.02 or 13.04 (and only to the extent contemplated by such sections), no trust within the meaning of Chapter II of Title Six of Book Four of the Civil Code is intended to be or is created or constituted hereby.  In addition, for greater certainty and subject as hereinafter in this section provided in the case of any trust created or constituted in Quebec for the purposes of sections 4.09, 6.02(3), 8.06, 9.02 or 13.04, the provisions of Title Seven of Book Four of the Civil Code shall not apply to any administration by the Trustee hereunder.

Except as otherwise expressly provided or unless the context otherwise requires, references in this Indenture to “trust” or “in trust”, and other similar wording shall only refer to any trust created or constituted for the purposes of section 4.09, 6.02(3), 8.06, 9.02 or 13.04, as the case may be, which trust may be created or constituted in Quebec or in any other appropriate jurisdiction and, if created or constituted in Quebec, shall be subject to the provisions of the Civil Code applicable to trusts and, if created or constituted in another appropriate jurisdiction, shall be subject to the trust laws of such jurisdiction.  Any such trust shall automatically be created by the mere fact of the transfer or the taking of possession by the Trustee of the property subject to and for the purposes of such trust.  The administration of any such trust shall be governed by and in accordance with the provisions hereof (and, in particular, in the case of the Trustee, Article 13 hereof) which, to the extent permitted by applicable law, shall supersede any provisions relating to the administration of property of others or other similar provisions of any applicable law.

Section 1.06

Invalidity Provisions.

In case any one of the provisions contained in this Indenture or the Debentures should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

Section 1.07

Currency Equivalent.

For the purposes of applying any provision hereof, any amount which is stated in the currency of a nation other that Canada (the “Foreign Currency”) shall be deemed as of any date to be equal to the amount in the lawful money of Canada which is required to purchase such amount in the Foreign Currency at the rate of exchange quoted by the Canadian Imperial Bank of Commerce at its central foreign exchange desk in its main office in Montreal at 12:00 noon (Montreal time) on such date.

Section 1.08

Language.

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise uniquement, à l’exception du texte des débentures qui sera rédigé en langues anglaise et française.

The parties hereto have required that this Indenture and all documents and notices related thereto and/or resulting therefrom be drawn up in English only, except for the text of the Debentures which is drawn up in French and English.

Section 1.09

Differences Between French and English Versions.

In the event of any contradiction, discrepancy or difference between the English language version and the French language version of the texts of the forms of Debentures, the English language version shall govern.

ARTICLE 2

THE DEBENTURES

Section 2.01

Limit of issue and Designation of Debentures.

The Debentures authorized to be issued hereunder shall consist of, and be limited to, an aggregate principal amount of One Hundred and Fifty Million Dollars ($150,000,000) designated as “7.00% Equity Subordinated Debentures due 2002”.

Section 2.02

Form and Terms of Debentures.

The Debentures shall be dated as of February 15, 1999, shall bear interest from and including that date at the rate of 7.00% per annum payable (after as well as before maturity, default and judgment with interest on overdue interest at the said rate) in equal semi-annual instalments in arrears on each Interest Payment Date and shall mature on the Maturity Date.

Subject to exercise of (i) the Share Redemption Right pursuant to section 3.06 and (ii) the Share Repayment Right pursuant to section 4.06, the principal of the Debentures will be made payable in lawful money of Canada against surrender thereof by the registered holder of the Debentures at any of the places at which a register (including any branch register) is maintained pursuant to section 2.09.

The Debentures shall be issued as fully registered Debentures in denominations of $1,000 and integral multiples of $1,000 and shall be redeemable as provided for in Article 3 hereof.

The Debentures and the certificate of the Trustee endorsed thereon shall be substantially in the form set forth in Schedule “A” hereto, with a French version to the satisfaction of the Trustee.

The Debentures may be engraved or lithographed or may be partly in one form and partly in the other, as the Company may determine.

Section 2.03

Interest.

Each Debenture issued hereunder, whether issued originally or in exchange for another Debenture, shall bear interest daily from and including February 15, 1999 or from and including the last Interest Payment Date on which interest shall have been paid or made available for payment on the outstanding Debentures, whichever shall be the later, to but excluding the earlier of:

(a)

if called for redemption, the date fixed for redemption, subject to section 3.04;

(b)

if converted prior to Maturity Date in accordance with section 4.02 or 4.03, the date on which the conversion occurs; and

(c)

the Maturity Date;

unless, upon due presentation and surrender thereof for payment on or after the appropriate date, such payment is improperly withheld or refused.

Section 2.04

Prescription.

The Debentures shall become void unless presented for payment within a period of five years from the Maturity Date. The Company shall have satisfied its obligations under the Debentures upon remittance to the Trustee for the account of the Debentureholders either upon redemption or at the Maturity Date or upon an Early Conversion Date of any and all considerations due hereunder in cash or by the delivery of Freely Tradeable Subordinate Voting Shares in accordance with the provisions of this Indenture, and such remittance shall for all purposes be deemed a payment to the Debentureholder, and to that extent such Debentures shall thereafter not be considered as outstanding and the Debentureholder shall have no right except to receive payment out of the moneys so paid and deposited or shares deposited upon surrender of its Debentures.

Section 2.05

Issue of Debentures.

Debentures in the aggregate principal amount of $150,000,000 in lawful money of Canada shall be executed by the Company and, forthwith after such execution, shall be delivered to the Trustee and shall be certified by the Trustee and delivered to or to the order of the Company upon receipt of the following:

(a)

a Written Order for the certification and delivery of such Debentures;

(b)

an Opinion of Counsel in favour of the Trustee to the effect that all legal requirements in connection with the issue of such Debentures have been complied with;

(c)

an Officers’ Certificate that, so far as is known to the persons signing the same, the Company is not in default in the performance of any of its covenants herein contained and that the Company has complied with the requirements of this Indenture in connection with the issue of the Debentures; and

(d)

such Officers’ Certificate, if any, as may be required by any provision of Indenture Legislation in connection with the issue, certification and delivery of the Debentures.

The Trustee shall have no duty or responsibility with respect to the use or application of any of the Debentures so certified and delivered or of the proceeds thereof.

Section 2.06

Concerning Interest.

Wherever in this Indenture there is mention in any context of the payment of interest, such mention shall be deemed to include mention of the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable and express mention of interest on amounts in default in any provisions hereof shall not be construed as excluding such interest in those provisions hereof where such express mention is not made.

Section 2.07

Execution of Debentures.

The Debentures shall be signed by the Chairman or the Vice Chairman or the President or an Executive Vice-President or a Vice-President and by the Secretary or the Treasurer or a Vice-President of the Company.  The signatures of such officers may be reproduced in facsimile and Debentures bearing such facsimile signatures shall be binding upon the Company as if they had been manually signed by such officers.  Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Debenture as one of such officers may no longer hold office at the date of this Indenture or at the date of such Debenture or at the date of certification and delivery thereof, any Debenture signed as aforesaid shall be valid and binding upon the Company and entitled to the benefit hereof.

Section 2.08

Certification by the Trustee.

No Debenture shall be issued or, if issued, shall be obligatory or entitle the holder to the benefit hereof until it has been certified by or on behalf of the Trustee substantially in the form of the certificate set out in Schedule “A” hereto or in some other form approved by the Trustee and such certification by the Trustee upon any Debenture shall be conclusive evidence that the Debenture so certified has been duly issued hereunder and is a valid obligation of the Company and that the holder is entitled to the benefit hereof.

The certificate of the Trustee on Debentures issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures (except the due certification thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or of the proceeds thereof.

Section 2.09

Registration of Debentures.

The Company shall cause to be kept by and at the principal corporate trust office of the Trustee in the City of Montreal, a central Debentures register, and by and at the principal corporate trust office of the Trustee (or by such other registrar or registrars, if any, as the Company with the approval of the Trustee may designate) in each of the Cities of Toronto, Calgary, Vancouver and Winnipeg and in such other place or places as the Company with the approval of the Trustee may designate, branch registers in which shall be entered the names and latest known addresses of the Holders of Debentures and the other particulars, prescribed by law, of the Debentures held by them respectively and of all transfers of Debentures.  Such name registration shall be noted on the Debentures by the Trustee or other registrar.  No transfer of a Debenture shall be effective as against the Company unless made on one of the appropriate registers and made by the registered holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, upon compliance with such requirements as the Trustee or other registrar may prescribe, and unless such transfer shall have been duly noted on such Debenture by the Trustee or other registrar.

The registers referred to in this section shall at all reasonable times be open for inspection by the Company, by the Trustee and by any Debentureholder.

The Holder of a Debenture may at any time and from time to time have such Debenture transferred at any of the places at which a register is kept pursuant to the provisions of this section and in accordance with such reasonable regulations as the Trustee may prescribe.

The Holder of a Debenture may at any time and from time to time have the registration of such Debenture transferred from the register in which the registration thereof appears to another register maintained in another place authorized for that purpose under the provisions of this Indenture upon payment of a reasonable fee to be fixed by the Trustee.

Neither the Company nor the Trustee nor any registrar shall be required to transfer or exchange any Debentures on any Interest Payment Date and for a period of 15 Business Days next preceding any Interest Payment Date.

None of the Trustee, any registrar for any of the Debentures and the Company shall be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Debenture and may transfer any Debenture on the direction of the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

Except in the case of the central register required to be kept at the City of Montreal and the branch registers required to be kept in each of the Cities of Toronto, Calgary, Vancouver and Winnipeg, the Company shall have power at any time to close, with the prior approval of the Trustee, any branch register upon which the registration of any Debentures appears and in that event it shall transfer the records thereof to another existing register or to a new register and thereafter such Debentures shall be deemed to be registered on such existing or new register, as the case may be.  In the event that the register in any place is closed and the records transferred to a register kept in another place, notice of such change shall be given, in the manner provided in section 2.15, to the Holders of the Debentures registered in the register so closed and in addition the particulars of such change shall be recorded in the central register required to be kept in the City of Montreal.

Every registrar shall, when requested to do so by the Company or the Trustee, furnish the Company or the Trustee, as the case may be, with a list of the names and addresses of the Holders of Debentures showing the principal amounts and serial numbers of such Debentures held by each holder.

Section 2.10

Person Entitled to Payment.

The person in whose name any Debentures shall be registered shall be deemed the owner thereof for all purposes of this Indenture and payment of or on account of the principal, accrued interest and Remaining Interest Premium on such Debentures shall be made only to or upon the order in writing of such holder thereof and such payment shall be a good and sufficient discharge to the Trustee and any registrar and to the Company and any paying agent for the amount so paid.

Subject to section 3.06, as the interest on the Debentures becomes payable (except interest payable at maturity, conversion or on redemption which may, at the option of the Company, be paid upon presentation and surrender of such Debentures for payment), the Company, at least three days prior to each Interest Payment Date, shall forward or cause to be forwarded by prepaid post (or in the event of mail service interruption by such other means as the Trustee and the Company shall determine to be appropriate), to the holder for the time being of each Debenture, at his address appearing on the appropriate register hereinbefore mentioned, or in the case of joint Holders, to the one whose name appears first on such register, a cheque for such interest (less any tax required by law to be deducted) payable to the order of such Holder or Holders and negotiable at par at each of the places at which interest upon the Debentures is payable.  The forwarding of such cheque shall satisfy and discharge the liability for the interest on the Debentures to the extent of the sums represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque be not paid on presentation; provided that in the event of the non-receipt of such cheque by the holder, or the loss or destruction thereof, the Company on being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it shall issue to such holder a replacement cheque for the amount of such cheque.

The registered Holder for the time being of any Debenture shall be entitled to the principal and interest evidenced by such Debenture, free from all equities or rights of set-off, compensation or counterclaim between the Company and the original or any intermediate Holder thereof and all persons may act accordingly and a transferee of a Debenture shall, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by any conditions contained in such Debenture or by law, be entitled to be entered on the appropriate register or on any one of the appropriate registers as the owner of such Debenture free from all equities or rights of set-off, compensation or counterclaim between the Company and his transferor or any previous holder thereof, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

Where Debentures are registered in more than one name, the principal and interest from time to time payable in respect thereof may be paid by cheque payable to the order of all such Holders, failing written instructions from them to the contrary, and such payment shall be a valid discharge to the Trustee and any registrar and to the Company and any paying agent for the amount so paid.

Section 2.11

Replacement of Debentures.

In case any of the Debentures shall become mutilated or defaced, or be lost, stolen or destroyed and in the absence of notice that such Debentures have been acquired by a bona fide purchaser (within the meaning of the Canada Business Corporations Act), the Company shall issue and thereupon the Trustee shall certify and deliver a new Debenture of like date and tenor as the one mutilated, defaced, lost, stolen or destroyed in exchange for and in place of and upon cancellation of such mutilated or defaced Debenture or in lieu of and in substitution for such lost, stolen or destroyed Debenture and the new Debenture shall be in a form approved by the Trustee and the new Debenture shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Debentures issued hereunder.

The applicant for the issue of a new Debenture shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and the Trustee such evidence of ownership and of the loss, destruction or theft of the Debenture so lost, destroyed or stolen as shall be satisfactory to the Company and the Trustee in their discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company and the Trustee in their discretion, and shall pay the reasonable charges of the Company and the Trustee in connection therewith.

Section 2.12

Exchange of Debentures.

Debentures in any denomination may be exchanged at any time for Debentures of the same aggregate principal amount in any other authorized denomination.  Debentures may be so exchanged at any of the places at which a register (including any branch register) is maintained pursuant to section 2.09 or other convenient place of delivery selected by the Company and acceptable to the Trustee.

The Company shall execute and the Trustee shall certify all Debentures necessary to carry out exchanges pursuant to this Section 2.12.  All Debentures surrendered for exchange shall be cancelled.

The party requesting any exchange pursuant to this section 2.12 shall, as a condition precedent to such exchange, reimburse the Trustee for any stamp or other security transfer tax or governmental charge required to be paid in respect of such exchange or the related issue of Debentures and in addition a reasonable charge for its services for each Debenture exchanged or transferred and a reasonable charge for every Debenture issued upon such exchange or transfer, and payment of the said charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:  (i) for any exchange or transfer of any Debenture applied for within a period of 60 days from the date hereof; or (ii) for any exchange, after such period, of Debentures in denominations in excess of $1,000 for Debentures in lesser denominations, provided that the Debentures surrendered for exchange shall not have been issued as a result of any previous exchange other than an exchange pursuant to (i) of this paragraph; or for any exchange of any Debenture issued under sections 3.08, 4.02 or 4.07(1).

Section 2.13

Payment of Interest and Principal.

Except as herein otherwise provided, all sums which may at any time become payable, whether at maturity or on a declaration or otherwise, on account of any Debenture or any interest thereon, shall be payable at the option of the holder at any of the places at which the principal and interest of such Debenture are payable.

Whenever any payment of principal or interest to be made hereunder shall be stated to be due on a day which is not a Business Day in the place in which a Debenture is presented for payment, then the Debentureholder shall not be entitled to payment of the amount due in such place until the next succeeding Business Day in that place and will not be entitled to interest or other payment in respect of such delay.

Section 2.14

Rank and Subordination.

The Debentures certified and issued under this Indenture rank pari passu in accordance to their tenor without discrimination, preference or priority.  The payment of the principal and interest on the Debentures is expressly subordinated to the prior payment in full of Senior Liabilities, as provided in Article 6.

Section 2.15

Notice to Debentureholders.

All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the Debentureholders if sent by first class mail, postage prepaid, by letter or circular addressed to such Holders at their post office addresses appearing in any of the registers hereinbefore mentioned.  Any notice so given by mail shall be deemed to have been received three Business Days after the day of mailing.  If any notice so given would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Company shall give such notice by publication once (twice in the case of a notice of a meeting of Debentureholders) in The Globe and Mail or any other English language daily newspaper of general circulation in Canada and in La Presse or any other French language daily newspaper of general circulation in the Province of Quebec.  Any notice so given by publication shall be deemed to have been received on the day on which publication shall have been effected at least once in each of the newspaper in which publication was required.  Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder shall not invalidate any action or proceeding founded thereon.

All notices with respect to any Debenture may be given to whichever one of the Holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all Holders of such Debenture.

In determining under any provision hereof the date when notice of any meeting or other event must be given, the date of giving the notice shall be included and the date of the meeting or other event shall be excluded.

Section 2.16

Notice to the Trustee.

Any notice to the Trustee under any provision of this Indenture shall be valid and effective if delivered to the Manager, Client Services, Corporate Trust Department of the Trustee or if sent by registered mail, postage prepaid, or by transmittal by facsimile or other electronic means of communication addressed to the Trustee at 1500 McGill College Avenue, 5th Floor, Montreal, Quebec, H3A 3K9, or facsimile: (514) 982-7677 Attention: Manager, Client Services, Corporate Trust Department.  Any notice given by personal delivery shall be deemed to have been received on the day upon which it was so delivered or if made or given by facsimile or other electronic means of communication, on the first Business Day following transmittal.  Any notice given by registered mail shall be deemed to have been received three Business Days after the day upon which it was so mailed.

Section 2.17

Notice to the Company.

Any notice to the Company under any provision of this Indenture must be in writing and may be made or given by personal delivery, by registered mail, postage prepaid, or by transmittal by facsimile or other electronic means of communication addressed to the Company at 1000 De La Gauchetière Street West, 16th Floor, Montreal, Quebec, H3B 4W5, or facsimile: (514) 673-8470, Attention:  The Secretary.  Any notice given by personal delivery shall be deemed to have been received on the day upon which it was so delivered or if made or given by facsimile or other electronic means of communication, on the Business Day of transmittal.  Any notice given by registered mail shall be deemed to have been received three Business Days after the day upon which it was so mailed.

Section 2.18

Change in Address.

Either the Company or the Trustee may from time to time notify the other of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number, of that party for all purposes of this Indenture.

Section 2.19

Mail Service Interruption.

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee or to the Company would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered to an officer of the party to which it is addressed or if sent to such party, at the appropriate address in accordance with section 2.16 or 2.17, as the case may be, by facsimile or other means of prepaid transmitted or recorded communication.

ARTICLE 3

REDEMPTION, PURCHASE AND CANCELLATION

Section 3.01

Redemption of Debentures.

The Company shall have the right at its option to redeem all, but not less than all, of the Debentures outstanding hereunder at any time before the Maturity Date upon payment in lawful money of Canada of an amount for each $1,000 principal amount of Debentures to be redeemed, equal to the aggregate of (i) $1,425; (ii) the Remaining Interest Premium; and (iii) all accrued and unpaid interest thereon to but excluding the redemption date (the “Redemption Amount”).  The Company may satisfy the Redemption Amount in cash or by the delivery of a number of Freely Tradeable Subordinate Voting Shares as provided in section 3.06.

Section 3.02

Places of Payment.

The Redemption Amount will be payable upon presentation and surrender of the Debentures called for redemption at any of the places where a register (including any branch register) is maintained pursuant to section 2.09 and at any other places specified in the notice of redemption.

Section 3.03

Notice of Redemption.

Notice of redemption of the Debentures shall be given to Holders at least 40 days and not more than 60 days prior to the date fixed for redemption (the “Redemption Notice”) in the form set forth in Schedule “B-1” hereto and, in the manner provided in section 2.15.  Every such notice (a “Redemption Notice”) shall specify the aggregate principal amount of Debentures called for redemption, the redemption date, the Redemption Amount and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the redemption date.

Section 3.04

Debentures Due on Redemption Date.

Upon notice being given in accordance with section 3.03, the Redemption Amount shall be and become due and payable on the redemption date specified in such notice and with the same effect as if it were the Maturity Date of such Debentures, the provisions hereof or of any such Debentures notwithstanding, and, from and after such redemption date, interest shall cease unless payment of the Redemption Amount shall not be made on presentation for surrender of such Debentures at any of the places specified in section 3.02 on or after the redemption date and prior to the setting aside of the Redemption Amount pursuant to Article 9.

Section 3.05

Deposit of Redemption Monies.

Upon Debentures being called for redemption as provided for in section 3.03 hereof, but subject to section 3.06, the Company shall deposit with the Trustee or any paying agent to the order of the Trustee or for the account of the Trustee, on or prior to the redemption date specified in the Redemption Notice, such sums as are sufficient to pay the Redemption Amount of the Debentures.  From the sums so deposited, the Trustee shall pay or cause to be paid to the Holders upon surrender of the Debentures the Redemption Amount thereof.

Section 3.06

Right to Repay Redemption Amount in Subordinate Voting Shares.

(1)

Subject to the other provisions of this section 3.06, the Company may, at its option, elect to satisfy its obligation to pay the Redemption Amount by delivering to Holders that number of Freely Tradeable Subordinate Voting Shares obtained by dividing the Redemption Amount by 95% of the then Current Market Price of Subordinate Voting Shares on the date fixed for redemption (the “Share Redemption Right”).

(2)

The Company shall exercise the Share Redemption Right by so specifying in the Redemption Notice.

(3)

The Company’s right to exercise the Share Redemption Right shall be conditional upon the following conditions being met on the Business Day preceding the date fixed for redemption:

(a)

the qualification of the Subordinate Voting Shares to be issued on exercise of the Share Redemption Right as Freely Tradeable;

(b)

the listing of such additional Subordinate Voting Shares on each Recognized Exchange on which the Subordinate Voting Shares are then listed;

(c)

the Company being a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Subordinate Voting Shares occurs;

(d)

no Event of Default shall have occurred and be continuing;

(e)

the receipt by the Trustee of an Officers’ Certificate stating that conditions (a), (b), (c) and (d) above have been satisfied and setting forth the number of Subordinate Voting Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of Subordinate Voting Shares on the date fixed for redemption; and

(f)

the receipt by the Trustee of an Opinion of Counsel to the effect that such Subordinate Voting Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Redemption Amount of the Debentures outstanding, will be validly issued, fully paid and non-assessable, that conditions (a) and (b) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (c) above is satisfied, except that the opinion need not be expressed with respect to those provinces which do not issue certificates.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the date fixed for redemption, the Company shall pay in cash the Redemption Amount of the Debentures.

(4)

In the event that the Company exercises its Share Redemption Right, upon presentation and surrender of the Debentures for payment on the date fixed for redemption at any place where a register (including any branch register) is maintained pursuant to section 2.09 or any other place specified in the Redemption Notice, the Company shall, as soon as practicable and in any event within three (3) days of the date fixed for redemption, make the delivery to the Trustee, for delivery to and on account of the Holders, of certificates representing the Subordinate Voting Shares to which such Holders are entitled.

(5)

No fractional Subordinate Voting Shares shall be delivered upon the exercise of the Share Redemption Right but, in lieu thereof, the Company shall pay to the Trustee for the account of the Holders, at the time contemplated in section 3.06(4), the cash equivalent thereof determined on the basis of the Current Market Price of Subordinate Voting Shares as at the date of redemption.

(6)

A Holder shall be treated as the shareholder of record of the Subordinate Voting Shares issued on exercise by the Company of its Share Redemption Right effective immediately after the close of business on the date of redemption, and to have become entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including stock dividends and dividends or distributions in kind) thereon and arising thereafter and before such Subordinate Voting Shares are delivered or sent and in the event that the Trustee receives the same, it shall hold the same in trust for the benefit of such Holder.

(7)

The Company shall at all times reserve and keep available out of its authorized Subordinate Voting Shares (if the number thereof is or becomes limited) solely for the purpose of issue and delivery upon the exercise of the Company’s Share Redemption Right as provided herein, and issue to Debentureholders to whom Subordinate Voting Shares will be issued pursuant to exercise of the Share Redemption Right, such number of Subordinate Voting Shares as shall be issuable in such event.  All Subordinate Voting Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(8)

The Company shall comply with all Applicable Securities Legislation regulating the issue and delivery of Subordinate Voting Shares upon exercise of the Share Redemption Right and shall cause to be listed and posted for trading such Subordinate Voting Shares on each Recognized Exchange on which the Subordinate Voting Shares are then listed.

(9)

The Company shall from time to time promptly pay or make provision satisfactory to the Trustee for the payment of all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Subordinate Voting Shares to Holders upon exercise of the Share Redemption Right pursuant to the terms of the Debentures and of this Indenture.

Section 3.07

Failure to Surrender Debentures Called for Redemption.

If the Holder of any Debentures called for redemption shall, within 30 days from the date fixed for redemption, fail to surrender any of such Debentures or shall not within such time accept payment of the Redemption Amount payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such Redemption Amount shall be set aside in trust for such Holder, in accordance with section 13.04, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside, and to that extent such Debentures shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no right as of the date fixed for redemption except to receive payment out of the moneys so paid and deposited or shares deposited, upon surrender of its Debentures, of the Redemption Amount of such Debentures, without interest thereon.

Section 3.08

Purchase of Debentures.

Provided that no Event of Default has occurred and is continuing, the Company may purchase all or any of the Debentures in the open market (which shall include purchase from or through an investment dealer or a firm holding membership on a Recognized Exchange) or by tender or by private contract at any price, subject to compliance with Applicable Securities Legislation regarding issuer bid requirements.

If, upon an invitation for tenders, more Debentures than the Company is prepared to accept are tendered at the same lowest price, the Debentures to be purchased by the Company will be selected by the Trustee in such manner (which may include random selection by computer) as the Trustee may deem equitable, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price.  For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected and regulations so made shall be valid and binding upon all Debentureholders and, notwithstanding the fact that, as a result thereof, one or more of such Debentures become subject to purchase in part only.  The Holder of any Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, a new Debenture for the unpurchased part so surrendered and the Trustee shall certify and deliver such new Debenture upon receipt of the Debenture so surrendered.

Section 3.09

Cancellation of Purchased Debentures.

All Debentures redeemed or purchased in whole or in part pursuant to this Article 3 shall be forthwith delivered to and canceled by the Trustee and may not be reissued or resold and no Debentures shall be issued in substitution therefor.

ARTICLE 4

CONVERSION

Section 4.01

Conversion Right on Maturity.

(1)

Each Holder shall have the right at his option on the Maturity Date to convert as of and with effect on the Maturity Date, each $1,000 principal amount of his Debentures into that number of Subordinate Voting Shares equal to the Conversion Number in effect on the Maturity Date, all on the terms and subject to the conditions provided in this Article 4.

(2)

The Company will send in the manner provided in section 2.15 to Debentureholders at least 40 days and not more than 60 days prior to the Maturity Date a notice (the “Maturity Notice”) in the form set forth in Schedule “C-1” hereto, together with an exercise notice in the form set forth in Schedule “C-2” hereto which will provide Debentureholders with the following options:

(a)

to convert Debentures only if the Subordinate Voting Share Value on the Maturity Date is greater than or equal to $1,000;

(b)

to convert Debentures whether or not the Subordinate Voting Share Value on the Maturity Date exceeds $1,000; or

(c)

to receive payment of the principal amount of the Debentures in cash, subject to exercise of the Share Repayment Right;

it being understood, in each case, that the accrued interest, if any, shall be paid in cash.

(3)

Debentureholders who select option (a), (b) or (c) set out in section 4.01(2) will be required to deliver to the Trustee at any of the places at which a register (including any branch register) is maintained pursuant to section 2.09 or any other place specified in the Maturity Notice before the close of business on the Determination Date an exercise notice in the form set forth in Schedule “C-2” hereto duly completed and executed by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by instrument in form and execution satisfactory to the Trustee, together with the related Debentures.  Debentureholders who do not deliver duly completed exercise notices on or before the close of business on the Determination Date will be deemed to have selected option (a) and the Debentures held by such Holders will automatically be converted into Subordinate Voting Shares subject to section 4.05 if the Subordinate Voting Share Value on the Maturity Date is greater than or equal to $1,000.

(4)

The Company shall specify in the Maturity Notice whether it will deliver Subordinate Voting Shares on conversion of the Debentures or elects to pay the Conversion Value in cash pursuant to section 4.05 and whether, if a Holder selects option (c) set out in section 4.01(2), the Company will exercise its Share Repayment Right pursuant to section 4.06.

(5)

The Trustee shall, on the next Business Day following the Determination Date, deliver written notice to the Company of the aggregate principal amount of Debentures which Holders have elected or are deemed to have elected to convert.

(6)

On the Business Day preceding the Maturity Date, if any Debentureholder selects option (a) or option (b) set out in section 4.01(2) and the Company has not exercised its right to pay the Conversion Value in cash pursuant to section 4.05, the Company shall ensure that the following conditions are met:

(a)

the qualification of the Subordinate Voting Shares to be issued to be Freely Tradeable;

(b)

the listing of such additional Subordinate Voting Shares on each Recognized Exchange on which the Subordinate Voting Shares are then listed;

(c)

the Company being a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Subordinate Voting Shares occurs;

(d)

no Event of Default shall have occurred and be continuing;

(e)

the receipt by the Trustee of an Officers’ Certificate stating that conditions (a), (b), (c) and (d) above have been satisfied and setting forth the number of Subordinate Voting Shares to be delivered for each $1,000 principal amount of Debentures and the calculation of the Conversion Number; and

(f)

the receipt by the Trustee of an Opinion of Counsel to the effect that such Subordinate Voting Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Conversion Value of the Debentures outstanding, will be validly issued, fully paid and non-assessable, that conditions (a) and (b) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (c) above is satisfied, except that the opinion need not be expressed with respect to those provinces which do not issue certificates.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Maturity Date, the Company shall pay in cash the Conversion Value of the Debentures, unless the Debentureholder waives such conditions which are not satisfied.

Section 4.02

Conversion Right Upon an Offer.

(1)

Each Holder shall have the right at his option to convert with effect on the Early Conversion Date for the sole purpose of allowing the Holder to accept an Offer, each $1,000 principal amount of his Debentures into that number of Subordinate Voting Shares equal to the Conversion Number in effect on the Early Conversion Date, all on the terms and subject to the conditions provided in this Article 4. This right of conversion shall be deemed never to have come into effect should the Offer be withdrawn or the offeror fails to take up and pay the Subordinate Voting Shares.

(2)

Notwithstanding section 4.02(1), if the Offer is made for less than all of the outstanding Subordinate Voting Shares not held by the offeror and less than all of the Subordinate Voting Shares deposited pursuant to the Offer are taken up by the offeror, then each Holder who tenders Debentures for conversion shall be deemed to have elected to convert, for the sole purpose of allowing the Holder to accept the Offer only that portion of his Debentures so tendered equal to the percentage which the Subordinate Voting Shares taken up by the offeror represents of all Subordinate Voting Shares deposited pursuant to the Offer (other than Subordinate Voting Shares converted hereunder), as certified by an Officers’ Certificate.  In the event that by virtue of the operation of this section 4.02(2) a Holder is deemed to have elected to convert a principal amount of Debentures which is not $1,000 or an integral multiple thereof, such principal amount shall be rounded by the Trustee in its sole discretion to $1,000 or the nearest integral multiple thereof, with such adjustments as appropriate.

(3)

For the purposes of calculating the Conversion Number in effect on an Early Conversion Date arising as a result of an Offer, the Current Market Price of Subordinate Voting Shares shall be equal to the aggregate of (a) the amount of cash received in respect of each Subordinate Voting Share pursuant to the Offer and (b) an amount equal to the Fair Market Value as at the Early Conversion Date of securities or any other property received in respect of each Subordinate Voting Share pursuant to the Offer, as certified by an Officers’ Certificate.

(4)

As soon as reasonably practical and in any event within two Business Days after the making of an Offer, the Company shall give to the Trustee and to the Holders notice thereof in the form set forth in Schedule “D-1” hereto, together with a conversion notice in the form set forth in Schedule “D-2” hereto in the manner provided in section 2.15.  The Company shall specify in such notice whether it will deliver Subordinate Voting Shares on conversion of the Debentures or elects to pay the Conversion Value in cash pursuant to section 4.05.

(5)

Debentures tendered for conversion as a result of an Offer may be withdrawn by the Holder thereof in any circumstances and under the same conditions a holder of Subordinate Voting Shares may withdraw its shares in accordance with the terms of the Offer and Applicable Securities Legislation. A Holder must exercise his withdrawal right by a duly executed notice to the Trustee in a form acceptable to the Trustee by a method that provides the Trustee with a written or printed copy.  To be effective (i) a notice of withdrawal given prior to the Early Conversion Date must be actually received by the Trustee or a branch registrar prior to the close of business on the last Business Day prior to the Early Conversion Date at any of the places where a register (including any branch register) is maintained pursuant to section 2.09 or any other place specified in the notice given pursuant to section 4.02(4), and (ii) a notice of withdrawal given on the Early Conversion Date must be actually received by the Trustee at its principal corporate trust office in Montreal before 4:00 p.m. (Montreal time) on the Early Conversion Date.  Where notice is given in accordance with this paragraph, the Trustee shall return the Debentures to the Holder as soon as reasonably practicable.

(6)

The Trustee shall as early as possible on the Early Conversion Date arising as a result of an Offer advise the Company of the aggregate principal amount of Debentures tendered for conversion and not withdrawn as of the close of business on the last Business Day prior to such Early Conversion Date and shall further advise the Company immediately following 4:00 p.m. (Montreal time) on the Early Conversion Date of the aggregate principal amount of Debentures tendered for conversion and not withdrawn.

(7)

On the Business Day preceding the Early Conversion Date, provided that it has not elected to pay the Conversion Value in cash pursuant to section 4.02(4), the Company shall ensure that the following conditions are met:

(a)

the qualification of the Subordinate Voting Shares to be issued to be Freely Tradeable;

(b)

the listing of such additional Subordinate Voting Shares on each Recognized Exchange on which the Subordinate Voting Shares are then listed;

(c)

the Company being a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Subordinate Voting Shares occurs;

(d)

no Event of Default shall have occurred and be continuing;

(e)

the receipt by the Trustee of an Officers’ Certificate stating that conditions (a), (b), (c) and (d) above have been satisfied and setting forth the number of Subordinate Voting Shares to be delivered for each $1,000 principal amount of Debentures and the calculation of the Conversion Number on the Early Conversion Date; and

(f)

the receipt by the Trustee of an Opinion of Counsel to the effect that such Subordinate Voting Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Conversion Value of the Debentures outstanding, will be validly issued, fully paid and non-assessable, that conditions (a) and (b) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (c) above is satisfied, except that the opinion need not be expressed with respect to those provinces which do not issue certificates.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Early Conversion Date, the Company shall pay in cash the Conversion Value of the Debentures, unless the Debentureholder waives such conditions which are not satisfied.

Section 4.03

Conversion Right upon an Event of Default.

(1)

Each Holder shall have the right at his option, upon the giving of the Notice by the Trustee pursuant to section 7.03 until the Time of Expiry, to convert each $1,000 in principal amount of his Debentures into that number of Subordinate Voting Shares obtained by dividing the principal amount of the Debenture plus the Remaining Interest Premium and accrued and unpaid interest, by 95% of the Current Market Price of the Subordinate Voting Shares on the day of receipt by the Trustee of the deposit contemplated by section 4.04, notwithstanding any other rights the Holder may have, all on the terms and subject to the conditions provided in this Article 4.

(2)

As soon as reasonably practical and in any event within two Business Days after being notified by the Trustee of an Event of Default pursuant to section 7.03, the Company shall give to the Holders notice thereof in the form set forth in Schedule “E-1” hereto, together with a conversion notice in the form set forth in Schedule “E-2” hereto in the manner provided in section 2.15. The Company shall specify in such notice whether it will deliver Subordinate Voting Shares on conversion of the Debenture or elects to satisfy its obligation to pay the Conversion Value in cash pursuant to section 4.05.

(3)

The Trustee shall, on the next Business Day following a date upon which the Time of Expiry occurs, deliver written notice to the Company of the aggregate principal amount of Debentures in respect of which conversion notices are  received following notification pursuant to section 4.03(2).

(4)

On the day of receipt by the Trustee of the deposit contemplated by section 4.04, provided that it has not elected to pay the Conversion Value in cash pursuant to section 4.03(2), the Company shall ensure that the following conditions are met:

(a)

the qualification of the Subordinate Voting Shares to be issued to be Freely Tradeable;

(b)

the listing of such additional Subordinate Voting Shares on each Recognized Exchange on which the Subordinate Voting Shares are then listed;

(c)

the Company being a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Subordinate Voting Shares occurs;

(d)

the receipt by the Trustee of an Officers’ Certificate stating that conditions (a), (b) and (c) above have been satisfied and setting forth the number of Subordinate Voting Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of Subordinate Voting Shares; and

(e)

the receipt by the Trustee of an Opinion of Counsel to the effect that such Subordinate Voting Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Conversion Value of the Debentures outstanding, will be validly issued, fully paid and non-assessable, that conditions (a) and (b) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (c) above is satisfied, except that the opinion need not be expressed with respect to those provinces which do not issue certificates.

If the foregoing conditions are not satisfied on the day of receipt by the Trustee of the deposit contemplated by section 4.04, the Company shall pay in cash the Conversion Value of the Debentures, unless the Debentureholder waives such conditions which are not satisfied.

Section 4.04

Manner of Conversion on an Early Conversion Date.

(1)

Each Holder may convert any or, subject to section 4.02(2), all of his Debentures on an Early Conversion Date by depositing with the Trustee or branch registrar at any place where a register (including any branch register) is maintained pursuant to section 2.09 or any other place specified in the notice given pursuant to section 4.02(4) or 4.03(2), (i) in the case of a conversion arising as a result of an Offer, before the close of business on the last date on which holders of Subordinate Voting Shares are entitled to tender into the Offer and (ii) in the case of a conversion arising as a result of an Event of Default, on an Early Conversion Date, the Debentures which such Holder desires to convert with the prescribed form of conversion notice or on any other form of written notice of conversion acceptable to the Trustee, in either case duly completed and executed by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by instrument in writing in form and execution satisfactory to the Trustee.

(2)

Any conversion notice referred to in section 4.04(1) shall specify the principal amount of Debentures to be converted (to be not more than the aggregate principal amount of the Debentures deposited), provided that Debentures, other than Debentures issued under section 3.06 or 4.07(1), may only be converted in respect of principal amounts of $1,000 and integral multiples thereof.

Section 4.05

Right to Pay Conversion Value in Cash in Lieu of Conversion.

(1)

If a Holder elects or is deemed to have elected to convert his Debentures, the Company shall have the right to pay to such Holder, in lieu of conversion, cash in lawful money of Canada equal to the Conversion Value per $1,000 principal amount of all but not less than all Debentures tendered for conversion.

(2)

The Company shall exercise its right pursuant to section 4.05(1) by specifying in the Maturity Notice or the notice given pursuant to section 4.02(4) or 4.03(2), as the case may be, if the Company elects to make a cash payment to Holders in lieu of conversion.

Section 4.06

Right to Repay Principal Amount in Subordinate Voting Shares on Maturity.

(1)

Subject to section 4.06(3), the Company may, at its option, elect to satisfy its obligation (the “Share Repayment Right”) to repay on the Maturity Date the principal amount of all but not less than all of the Debentures outstanding by delivering to Holders that number of Freely Tradeable Subordinate Voting Shares equal to the number obtained by dividing the principal amount of the Debentures by 95% of the Current Market Price of the Subordinate Voting Shares on the Maturity Date.

(2)

The Company shall exercise the Share Repayment Right by so specifying in the Maturity Notice.

(3)

The Company’s right to exercise the Share Repayment Right shall be conditional upon the following conditions being met on the Business Day preceding the Maturity Date:

(a)

the Subordinate Voting Shares to be issued on exercise of the Share Repayment Right to be Freely Tradeable;

(b)

the listing of such additional Subordinate Voting Shares on each Recognized Exchange on which the Subordinate Voting Shares are then listed;

(c)

the Company being a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Subordinate Voting Shares occurs;

(d)

no Event of Default shall have occurred and be continuing;

(e)

the receipt by the Trustee of an Officers’ Certificate stating that conditions (a), (b), (c) and (d) above have been satisfied and setting forth the number of Subordinate Voting Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of Subordinate Voting Shares on the Maturity Date; and

(f)

the receipt by the Trustee of an Opinion of Counsel to the effect that such Subordinate Voting Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the principal amount of the Debentures outstanding, will be validly issued, fully paid and non-assessable, that conditions (a) and (b) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (c) above is satisfied, except that the opinion need not be expressed with respect to those provinces which do not issue such certificates.

If the foregoing conditions are not satisfied prior to the close of business on the Business Day preceding the Maturity Date, the Company shall pay in cash the principal amount of the Debentures that would otherwise have been paid in Subordinate Voting Shares, unless the Debentureholder waives the conditions which are not satisfied.

(4)

In the event that the Company exercises its Share Repayment Right, upon presentation and surrender of the Debentures for payment on maturity at any place where a register (including any branch register) is maintained pursuant to section 2.09 or any other place specified in the Maturity Notice, the Company shall pay or cause to be paid in cash to the Holder all accrued and unpaid interest to the Maturity Date and the payments, if any, required by section 4.08 and the Company shall, as soon as practicable and in any event within 10 days of the Maturity Date, send to the Trustee on account of the Holder certificates representing the Subordinate Voting Shares to which such Holder is entitled.

Section 4.07

Completion of Conversion.

(1)

Subject to sections 4.05 and 4.08, the Company shall deliver to the Trustee on account of the Holder for delivery to (i) each Holder who is deemed to have elected to convert his Debentures pursuant to section 4.01(3), as soon as practicable and in any event within 10 days after surrender of his Debentures in accordance with this Article 4, and to (ii) each Holder who has elected to convert his Debentures pursuant to sections 4.01, 4.02 or 4.03, as soon as practicable after the date of conversion, for each $1,000 principal amount of Debentures which the Holder has elected or is deemed to have elected to convert (a) certificates for the Subordinate Voting Shares to which the Holder is entitled, (b) interest accrued on such Debentures from the last date to which interest has been paid on such Debentures to but excluding the date of conversion, and (c) if the Holder has elected (or pursuant to section 4.02(2) is deemed to have elected) to convert a principal amount of Debentures (the “exercised amount”) which is less than the principal amount of all Debentures of which such person is the Holder immediately prior to such exercise (the “registered amount”), Debenture(s) registered in the name of such Holder in an aggregate principal amount equal to the amount by which the registered amount exceeds the exercised amount.

(2)

All Debentures converted in whole or in part shall be delivered to and cancelled by the Trustee in accordance with Article 9 and the Trustee shall amend the register maintained by it pursuant to section 2.09 accordingly.

(3)

The Company shall pay to the Trustee sufficient funds, by certified cheque or bank draft, in a timely manner, to permit the Trustee, on behalf of the Company, to make the interest payment, if any, required by section 4.07(1) and the payments, if any, required by sections 4.02, 4.03, 4.05 and 4.08.

Section 4.08

Fractional Shares.

No fractional Subordinate Voting Shares shall be delivered upon the conversion of Debentures or exercise of the Share Repayment Right but, in lieu thereof, the Company shall pay to the Trustee on account of the Holders, at the time contemplated in section 4.06(4) or 4.07(1), as the case may be, the cash equivalent thereof (determined on the basis of the Current Market Price of Subordinate Voting Shares as at the date of conversion).

Section 4.09

Relating to the Issue of Subordinate Voting Shares.

(1)

A Holder shall be treated as the shareholder of record of the Subordinate Voting Shares issued on conversion of his Debentures or exercise by the Company of its Share Repayment Right and the issuance of Subordinate Voting Shares shall be deemed to have occurred for all purposes, effective immediately after the close of business on the Maturity Date in the case of sections 4.01 and 4.06, or on the Early Conversion Date in the case of a conversion pursuant to section 4.02 or on the date of receipt by the Trustee of the deposit contemplated by section 4.04 in the case of a conversion pursuant to section 4.03, as the case may be, and to have become entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including stock dividends and dividends or distributions in kind) thereon and arising thereafter and before such Subordinate Voting Shares are delivered or sent and in the event that the Trustee receives the same, it shall hold the same in trust for the benefit of such Holder.

(2)

The Company shall at all times reserve and keep available out of its authorized Subordinate Voting Shares (if the number thereof is or becomes limited) solely for the purpose of issue and delivery upon conversion of Debentures or the exercise of the Company’s Share Repayment Right as provided herein, and issue to Debentureholders who may exercise their conversion rights hereunder or to whom Subordinate Voting Shares will be issued pursuant to exercise of the Share Repayment Right, such number of Subordinate Voting Shares as shall be issuable in such events.  All Subordinate Voting Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(3)

The Company shall comply with all Applicable Securities Legislation regulating the issue and delivery of Subordinate Voting Shares upon conversion of Debentures or exercise of the Share Repayment Right and shall cause to be listed and posted for trading such Subordinate Voting Shares on each Recognized Exchange on which the Subordinate Voting Shares are then listed.

Section 4.10

Taxes and Charges on the Issue of Subordinate Voting Shares.

The Company shall from time to time promptly pay or make provision satisfactory to the Trustee for the payment of all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Subordinate Voting Shares to Holders upon the conversion of Debentures or exercise of the Share Repayment Right pursuant to the terms of the Debentures and of this Indenture.

ARTICLE 5

ADJUSTMENTS

Section 5.01

Adjustment Upon Consolidation or Subdivision.

If and whenever at any time after the date hereof, the outstanding Subordinate Voting Shares are subdivided or redivided into a greater number of Subordinate Voting Shares or are reduced, combined or consolidated into a smaller number of Subordinate Voting Shares (each such event being referred to in this section as a “change”), the Subordinate Voting Share Rate shall thereafter be adjusted to be equal to the number of Subordinate Voting Shares which a holder of that number of Subordinate Voting Shares equal to the Subordinate Voting Share Rate (prior to such adjustment) would have been entitled to receive as a result of such change on the effective date of such change.

Section 5.02

Adjustment Upon a Reorganization Event.

If and whenever at any time after the date hereof there shall occur a Reorganization Event pursuant to a concurrent Offer or otherwise, the Current Market Price of Subordinate Voting Shares as at any such date on which the Current Market Price is required to be determined shall be deemed to be equal to the aggregate of (a) the amount of cash received by holders of Subordinate Voting Shares in respect of each Subordinate Voting Shares upon the Reorganization Event and (b) an amount equal to the Fair Market Value as at such date of determination of securities received or any other property distributed in respect of each Subordinate Voting Shares upon the Reorganization Event.

Section 5.03

Adjustments as a Result of Certain Distributions and Extraordinary Cash Dividends.

(1)

If and whenever at any time after the date hereof the Company shall make a distribution of Distributed Property by way of a dividend, return of capital, rights offering or otherwise to holders of all or substantially all of the Subordinate Voting Shares, the Subordinate Voting Share Rate shall thereafter be equal to:

where:

A

equals 1,000 divided by the Subordinate Voting Share Rate in effect immediately prior to the distribution; and

B

is a number equal to the value of the Distributed Property in respect of each Subordinate Voting Share as determined by the Directors, acting reasonably, which determination shall be conclusive.

(2)

If and whenever at any time after the date hereof payment of a cash dividend by the Company results in an Extraordinary Cash Dividend in respect of the calendar year in which the dividend was paid, the Subordinate Voting Share Rate shall thereafter be equal to:

where:

A

equals 1,000 divided by the Subordinate Voting Share Rate in effect immediately prior to the payment of the Extraordinary Cash Dividend; and

B

is a number equal to the amount of the Extraordinary Cash Dividend in respect of each Subordinate Voting Share.

Section 5.04

Discretionary Adjustment.

In case the Company after the date hereof shall take any action affecting, or relating to, the Subordinate Voting Shares, other than any action described in sections 5.01, 5.02 and 5.03 which in the opinion of the Directors would prejudicially affect the rights of Holders upon conversion, the Subordinate Voting Share Rate shall be adjusted by the Directors, subject to the prior consent of the Recognized Exchanges on which the Subordinate Voting Shares are listed, in such manner, if any, and at such time, as they may in their sole discretion determine to be fair and equitable in the circumstances to the Holders.  Failure of the Directors to take action so as to provide for an adjustment on or prior to the effective date of any action by the Company affecting the Subordinate Voting Shares shall be conclusive evidence that the Directors have determined that it is fair and equitable to make no adjustment in the circumstances.

Section 5.05

Changes Affecting Subordinate Voting Shares.

If and whenever at any time after the date hereof there shall be a reclassification of Subordinate Voting Shares (other that a subdivision or consolidation), a change of Subordinate Voting Shares into other shares or into other securities, a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in a re-classification or change of the outstanding Subordinate Voting Shares) (any such event being herein called a “Capital Reorganization”), any Holder who is entitled to receive Subordinate Voting Shares as a result of either the exercise by the Holder of his conversion right or the exercise by the Company of its Share Redemption Right or Share Repayment Right after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, in lieu of Subordinate Voting Shares, such other securities or other property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of Subordinate Voting Shares.

Section 5.06

Rules Applicable to Adjustments.

(1)

The adjustments provided for in sections 5.01 and 5.03 shall be cumulative and all adjustments provided for in Article 5 shall be made successively.  Notwithstanding the foregoing, no adjustment to the calculation of the Subordinate Voting Shares will be required unless the cumulative effect of such adjustment would result in a change of at least 1.00% to the Subordinate Voting Share Rate.

(2)

If a dispute shall at any time arise with respect to the adjustments provided for in this Article 5, such dispute shall be conclusively determined by the Directors, subject to the prior consent of the Recognized Exchanges on which the Subordinate Voting Shares are listed and any such determination shall be binding upon the Company, the Trustee, and the Holders.

(3)

If necessary and determined appropriate by the Directors, appropriate adjustments shall be made by the Directors in the application of the provisions set forth in this Article 5 with respect to the rights and interest thereafter of Holders so that the adjustments as set forth in this Article 5 shall thereafter correspondingly be made in relation to any shares, other securities or other property thereafter deliverable upon conversion of Debentures.

(4)

The Company shall from time to time immediately after the occurrence of any event which requires an adjustment in the Subordinate Voting Share Rate or the occurrence of a Capital Reorganization or a Reorganization Event pursuant to section 5.02 provide to the Trustee an Officers’ Certificate specifying the nature of such event and the impact thereof on the terms of Debentures and setting forth in reasonable detail the method of calculation of any adjustment.

Section 5.07

Notice of Special Events.

The Company shall give notice to the Trustee and to the Debentureholders in the manner provided in section 2.15 as soon as practicable and in any event within 10 days following the occurrence of any event referred to in section 5.06(4) and such notice shall specify the particulars of such event and the resulting adjustments to be made in the terms of the Debentures.

ARTICLE 6

SUBORDINATION OF DEBENTURES

Section 6.01

Agreement to Subordinate.

The Company covenants and agrees, and each Debentureholder, by his acceptance thereof, likewise agrees, that the payment of the principal and of any interest on the Debentures is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Liabilities.

Section 6.02

Distribution on Insolvency or Winding-up.

In the event of any insolvency or bankruptcy proceedings, or any receivership liquidation, reorganization or other similar proceedings relative to the Company, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company:

(1)

the holders of all Senior Liabilities will first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon, before the Debentureholders are entitled to receive any payment on account of the principal of or interest on the Debentures;

(2)

any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other company provided for by a plan of reorganization or readjustment the payment of which is subordinate at least to the extent provided in this Article 6 with respect to the Debentures, to the payment of all Senior Liabilities, provided that (i) the Senior Liabilities is assumed by the new company, if any, resulting from such reorganization or readjustment and (ii) the rights of the holders of Senior Liabilities are not altered adversely by such reorganization or readjustment) to which the Debentureholders or the Trustee would be entitled except for the provisions of this Article 6, will be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a receiver-manager, a liquidator or otherwise, directly to the holders of Senior Liabilities or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Liabilities may have been issued, rateably according to the aggregate amounts remaining unpaid on account of the Senior Liabilities held or represented by each, to the extent necessary to make payment in full of all Senior Liabilities remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Liabilities; and

(3)

subject to section 6.06, if, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other company provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article 6 with respect to the Debentures, to the payment of all Senior Liabilities, provided that (i) the Senior Liabilities are assumed by the new company, if any, resulting from such reorganization or readjustment and (ii) the rights of the holders of Senior Liabilities are not altered adversely by such reorganization or readjustment), is received by the Trustee or the Debentureholders before all Senior Liabilities are paid in full, such payment or distribution will be held in trust for the benefit of, and will be paid over to the holders of such Senior Liabilities or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Liabilities may have been issued, rateably as aforesaid, for application to the payment of all Senior Liabilities remaining unpaid until such Senior Liabilities have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Liabilities.

Section 6.03

Subrogation of Debentures.

Subject to the payment in full of all Senior Liabilities, the Debentureholders shall be subrogated to the rights of the holders of Senior Liabilities to receive payments and distributions of assets of the Company in respect of and on account of Senior Liabilities, to the extent of the application thereto of moneys or other assets which would have been received by the Debentureholders but for the provisions of this Article 6, until the principal of and interest on the Debentures shall be paid in full.  No payment or distribution of assets of the Company to the Debentureholders which would be payable or distributable to the holders of Senior Liabilities pursuant to this Article 6 shall, as between the Company, its creditors (other than the holders of Senior Liabilities) and the Debentureholders, be deemed to be a payment by the Company to or on account of the Debentureholders, it being understood that the provisions of this Article 6  are, and are intended, solely for the purpose of defining the relative rights of the Debentureholders, on the one hand, and the holders of the Senior Liabilities, on the other hand.  Nothing contained in this Article 6 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company and its creditors (other than the holders of Senior Liabilities and the Debentureholders), the obligation of the Company, which is unconditional and absolute, to pay to the Debentureholders the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Debentureholders and creditors of the Company other than the holders of the Senior Liabilities, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 6, of the holders of Senior Liabilities upon the exercise of any such remedy.

Section 6.04

No Payment to Debentureholders if Event of Default under the Senior Liabilities.

(1)

Upon the maturity of any Senior Liabilities by lapse of time, acceleration or otherwise, then, except as hereinafter otherwise provided in section 6.04(3), all principal of and premium or penalty, if any, and interest on all such matured Senior Liabilities shall first be paid in full, or shall first have been duly provided for, before any payment on account of principal of and interest on the Debentures is made;

(2)

except as hereinafter otherwise provided in section 6.04(3), the Company shall not make any payment, and the Trustee shall not be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including without limitation by compensation, set-off, combination of accounts or otherwise in any manner whatsoever) on account of the Debentures (i) in a manner inconsistent with the terms (as they exist on the date hereof) of this Indenture or of the Debentures, or (ii) at any time when an event of default, as defined in any Senior Liabilities or any instrument evidencing the same and permitting the holders thereof to accelerate the maturity thereof, has occurred and is continuing and notice of such event of default has been given by or on behalf of the holders of Senior Liabilities to the Company and the Trustee, in each case unless and until the Senior Liabilities have been paid and satisfied in full or unless and until such event of default shall have been cured or waived or shall have ceased to exist;

(3)

for greater certainty, this section 6.04 shall not be construed so as to prevent the Trustee from receiving and retaining any payments on account of Debentures which are made (i) in a manner that is consistent with the terms of this Indenture or of the Debentures and (ii) at any time when no event of default, as defined in any Senior Liabilities or the instrument creating the same and permitting the holders thereof to accelerate the maturity thereof, has occurred and is continuing in respect of which notice has been given by or on behalf of the holders of Senior Liabilities to the Company and the Trustee.

Section 6.05

Authorization of Debentureholders to Trustee to Effect Subordination.

Each Holder of a Debenture, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provided for in this Article 6 and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 6.06

Knowledge of Trustee.

Notwithstanding the provisions of this Article 6, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee has received written notice thereof from the Company, any Debentureholder or the holder or representative of any class of Senior Liabilities.

Section 6.07

Trustee May Hold Senior Liabilities.

The Trustee is entitled to all the rights set forth in this Article 6 with respect to any Senior Liabilities at the time held by it, to the same extent as any other holder of Senior Liabilities, and nothing in this Indenture deprives the Trustee of any of its rights as such holder.

Section 6.08

Rights of Holders of Senior Liabilities Not Impaired.

No right of any present or future holder of any Senior Liabilities to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Indentures regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 6.09

Altering the Senior Liabilities.

The holders of the Senior Liabilities have the right to extend, renew, modify or amend the terms of the Senior Liabilities or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Company, all without notice to or consent of the Debentureholders and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders.

Section 6.10

Additional Indebtedness.

This Indenture does not restrict the Company from incurring additional Indebtedness for borrowed money or from mortgaging, pledging or changing its properties to secure any Indebtedness.

Section 6.11

Right of Debentureholder to Convert Not Impaired.

The subordination of the Debentures to the Senior Liabilities and the provisions of this Article 6 does not impair in any way the right of a Debentureholder to convert its Debentures pursuant to sections 4.01, 4.02 and 4.03.

ARTICLE 7

COVENANTS OF THE COMPANY

Section 7.01

General Covenants.

The Company covenants with the Trustee that so long as any of the Debentures remain outstanding:

(1)

it will well, duly and punctually pay or cause to be paid to every Debentureholder, or to the Trustee on behalf of every Debentureholder, the principal thereof and any interest accrued, at the dates and places, in the currency and in the manner mentioned herein and in the Debentures;

(2)

it will carry on and conduct and will cause to be carried on and conducted its business in a proper and efficient manner and do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, provided that the Company may cease to operate any business, premises, property or operations or dispose of or allow to lapse any of its rights or franchises if in the opinion of the Company it would be advisable and in the best interests of the Company to do so; but the Company may not cease to operate or dispose of all or substantially all of its undertaking or assets except in accordance with Article 10; and it will keep or cause to be kept proper books of account, and will if and whenever required in writing by the Trustee, forthwith file with the Trustee copies of all annual and periodic reports of the Company furnished to its shareholders after the date hereof, and at all reasonable times it will furnish or cause to be furnished to the Trustee or its duly authorized agent or attorney such information relating to its business as the Trustee may reasonably require;

(3)

it will annually deliver to the Trustee an Officers’ Certificate that it has complied with all requirements contained in this Indenture that, if not complied with, would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default, or, if there has been failure to comply, giving particulars thereof;

(4)

in order to prevent any accumulation after maturity of unpaid interest, it will not, except with the approval of the Debentureholders expressed by Extraordinary Resolution, directly or indirectly extend or assent to the extension of time for payment of any interest payable hereunder or be a party to or approve any such arrangement by funding any of said interest or in any other manner.  In case the time for payment of any such interest shall be so extended, whether for a definite period or otherwise, such interest shall not be entitled in case of default hereunder to the benefit of this Indenture except subject to the prior payment in full of the principal of all Debentures then outstanding and of all interest on such Debentures, the payment of which has not been so extended;

(5)

Subordinate Voting Shares will at all times be listed and posted for trading on the Montreal Exchange and The Toronto Stock Exchange;

(6)

it will comply and take all measures necessary to comply at all times with sections 3.06(3), 4.01(6), 4.02(7), 4.03(4) and 4.06(3);

(7)

generally, it will well, duly and punctually perform and carry out all of the acts or things to be done by it as provided in this Indenture.

Section 7.02

Trustee’s Remuneration and Expenses.

The Company covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the execution of its rights, powers, duties and obligations hereunder and in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under the trusts hereof shall be finally and fully performed, except any such expense, disbursement or advance as may arise from the negligence or wilful misconduct of the Trustee.  Any amount due under this section and unpaid 30 days after a request for such payment shall bear interest at the then current rate charged by the Trustee.  After default all amounts so payable and the interest thereon shall be payable out of any funds coming into the possession of the Trustee in priority to the principal of and interest on the Debentures.

Section 7.03

Trustee to Give Notice of Default.

The Trustee shall give to the Holders of Debentures in the manner provided in section 2.15, promptly after the Trustee becomes aware of any default on the part of the Company in the performance of any covenant or condition herein or of the occurrence of any Event of Default, notice of every such default or Event of Default, as the case may be, unless the Trustee reasonably believes that it is in the best interests of the Debentureholders to withhold such notice and so informs the Company in writing.

Section 7.04

Performance of Covenants by Trustee.

If the Company shall fail to perform any of its covenants contained in this Indenture, the Trustee may itself perform any of such covenants capable of being performed by it, but shall be under no obligation to do so.  All sums so expended or advanced by the Trustee shall be repayable as provided in section 7.02.  No such performance or advance by the Trustee shall be deemed to relieve the Company of any default hereunder.

ARTICLE 8

DEFAULT AND ENFORCEMENT

Section 8.01

Events of Default.

Each of the following events is herein referred to as an “Event of Default”:

(1)

if default is made in the payment of any principal due on any of the Debentures when the same becomes due under any provision hereof or of the Debentures in cash or by delivery of Subordinate Voting Shares as required hereunder; or

(2)

if default is made in the payment of any interest due on any of the Debentures and such default shall have continued for a period of 5 days; or

(3)

if default is made in the performance or observance by the Company of any other obligation under the provisions of the Debentures or this Indenture which shall continue for 30 days after written notice specifying such default and requiring such default to be remedied shall have been given to the Company (i) by the Trustee or (ii) by a Debentureholder’s Request; or

(4)

if there occurs with respect to any issue or issues of Indebtedness of the Company having an outstanding principal amount of U.S. $10,000,000 or more an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; or

(5)

if a proceeding or case shall be commenced against the Company, except in the course of carrying out, or pursuant to, a transaction which is permitted by Article 10, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or all or any substantial part of its Property, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or an order for relief against the Company shall be entered in an involuntary case under the Bankruptcy Act; or

(6)

if the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy and Insolvency Act (Canada) (the “Bankruptcy Act”) or any other similar foreign statute, (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Act or any other similar foreign statute, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing.

Section 8.02

Acceleration on Default.

In case any Event of Default has occurred and is continuing, the Trustee may in its discretion and shall upon receipt of a Debentureholders’ Request or if so directed by an Extraordinary Resolution, subject to the provisions of section 8.03, declare the principal of and interest on all Debentures then outstanding and all other moneys payable hereunder to be due and  payable and the same shall forthwith become immediately due and payable to the Trustee on written demand, anything therein or herein to the contrary notwithstanding.  The Company shall in either case forthwith pay to the Trustee for the benefit of the Debentureholders the principal of and accrued and unpaid interest on such Debentures together with the Remaining Interest Premium and all other moneys payable hereunder, together with subsequent interest thereon at the rate borne by the Debentures from the date of the said declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and according to the tenor of the Debentures.  Such payment when made shall be deemed to have been made in discharge of the Company’s obligation hereunder and any moneys so received by the Trustee shall be applied in the manner provided in section 8.06.

Section 8.03

Waiver of Default or Breach.

In case any Event of Default hereunder has occurred:

(1)

the Holders of not less than 66K% in principal amount of the Debentures then outstanding shall have the power (in addition to and subject to the powers exercisable by Extraordinary Resolution) by instrument in writing to instruct the Trustee to waive the default and/or to annul any declaration and/or demand made by the Trustee pursuant to section 8.02 and the Trustee shall thereupon waive the default and/or annul such declaration and/or demand upon such terms and conditions as such Debentureholders may prescribe; and

(2)

the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have power to waive the default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefore and in such event to annul any such declaration and/or demand theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as to the Trustee may seem advisable;

provided, however, that no act or omission of the Trustee or the Holders of the Debentures in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.

The Trustee may waive or authorize any breach or proposed breach of any of the terms, conditions or provisions of this Indenture or the Debentures if, in the opinion of the Trustee, such breach or proposed breach is not materially prejudicial to the interests of the Debentureholders.

Section 8.04

Proceedings by the Trustee.

Whenever any Event of Default hereunder has occurred and is continuing, but subject to the provisions of section 8.03 and to the provisions of any Extraordinary Resolution:

(1)

the Trustee, in the exercise of its discretion and without further notice, may proceed to enforce the rights of the Trustee and the Holders of Debentures by any action, suit, remedy or proceeding authorized or permitted by law or by equity and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of Debentures lodged in any bankruptcy, winding-up or other proceedings relative to the Company; and

(2)

upon receipt of a Debentureholders’ Request or if so directed by an Extraordinary Resolution, and upon being indemnified to its satisfaction as provided in section 13.01, the Trustee shall exercise or take such one or more of the said remedies as the Debentureholders’ Request or Extraordinary Resolution may direct or, if such Debentureholders’ Request or Extraordinary Resolution contains no direction, as the Trustee may deem expedient.

No delay or omission of the Trustee or of the Holders of Debentures to exercise any remedy referred to in this paragraph shall impair any such remedy or shall be construed to be a waiver of any default hereunder or acquiescence therein.

No such remedy for the enforcement of the rights of the Trustee or of the Holders of Debentures shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

Upon the exercise or taking by the Trustee of any such remedies, whether or not a declaration and demand have been made pursuant to section 8.02, the principal and interest on all Debentures and other moneys payable under section 8.02 shall forthwith become due and payable to the Trustee as though such a declaration and a demand therefor had actually been made.

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relative thereto.

Section 8.05

Suits by Debentureholders.

No holder of any Debenture shall have the right to institute any action or proceedings or to exercise any other remedy authorized by this Indenture for the purpose of enforcing any right hereunder or under any Debenture or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under any bankruptcy legislation or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceedings, unless a Debentureholders’ Request or Extraordinary Resolution and indemnity referred to in section 13.01 have been tendered to the Trustee and the Trustee shall have failed to act within a reasonable time thereafter; in such case, but not otherwise, any Debentureholder acting on behalf of himself and all other Debentureholders shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under section 8.04; it being understood and intended that no one or more Holders of Debentures shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by his or their action, or to enforce any right hereunder or under any Debenture except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders of Debentures.

Section 8.06

Application of Moneys Received by Trustee.

Except as otherwise herein provided, the moneys arising from any enforcement hereof shall be held in trust by the Trustee and by it applied, together with any other moneys then or thereafter in the hands of the Trustee available for the purpose, as follows:

(1)

in the first place, in payment or reimbursement to the Trustee of the reasonable remuneration, expenses, disbursements and advances of the Trustee earned, incurred or made in the execution of its obligations and responsibilities hereunder and in the administration or execution of any trusts hereunder or otherwise in relation to this Indenture with interest thereon as herein provided; and

(2)

thereafter in or towards payment rateably and proportionately firstly of the principal of the Debentures, secondly of the accrued and unpaid interest on the Debentures and thirdly of the other moneys payable hereunder, unless the order or priority of payment shall be otherwise directed by Extraordinary Resolution and in that case in such order or priority as between such principal and interest as may be directed by such Extraordinary Resolution; and

(3)

lastly, the surplus (if any) of such moneys shall be paid to the Company or its assigns, unless otherwise required by law.

provided, however, that no payment shall be made pursuant to clause (2) above in respect of the principal or interest of any Debenture held, directly or indirectly, by or for the benefit of the Company or any Subsidiary or Affiliate (other than any Debenture pledged for value and in good faith to a Person other than the Company or any Subsidiary or Affiliate but only to the extent of such Person’s interest therein) except subject to the prior payment in full of the principal and interest of all Debentures which are not so held.

Section 8.07

Distribution of Proceeds.

Payments to Holders of Debentures pursuant to clause 8.06(2) shall be made  as follows:

(1)

at least 10 days’ notice of every such payment shall be given in the manner provided in section 2.15 specifying the time when and the place or places where the Debentures are to be presented and the amount of the payment and the application thereof as between principal, interest and any other moneys payable hereunder;

(2)

payment of any Debenture shall be made upon presentation thereof at any one of the places specified in such notice and any such Debenture thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon such indemnity being given as it shall deem sufficient;

(3)

from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Debenture after giving credit for the amount of the payment specified in such notice unless such Debenture be duly presented on or after the date so specified and payment of such amount be not made; and

(4)

the Trustee shall not be required to make any interim payment to Debentureholders unless the moneys in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in clause 8.06(1), exceed 5% of the principal amount of the Debentures.

Section 8.08

Immunity of Shareholders, etc.

The Debentureholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction except for rights provided in Applicable Securities Legislation against any past, present or future incorporator, shareholder, director or officer (as such) of the Company for the payment of the principal or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Company herein or in the Debentures contained; provided, however, that nothing in this section 8.08 shall prevent recourse to and the enforcement of liability of any shareholder for uncalled capital or upon unsatisfied calls.

Section 8.09

Trustee Appointed Attorney

The Company hereby irrevocably appoints the Trustee to be the attorney of the Company for and in the name and on behalf of the Company to execute any instrument and do any acts and things which the Company ought to sign, execute and do hereunder and generally to use the name of the Company in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

Section 8.10

Remedies Cumulative

Each and every remedy herein conferred upon or reserved to the Trustee, or upon or to the Holders of the Debentures, shall, to the extent permitted by law, be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

Section 8.11

Judgment against Company

The Company covenants and agrees with the Trustee that, in case of any proceedings to obtain judgment for the principal of or interest or premium, if any, on the Debentures, judgment may be rendered against it in favour of the Debentureholders hereunder, or in favour of the Trustee, as fondé de pouvoir (holder of the power of attorney) for all the Dedentureholders, for any amount which may remain due in respect of the Debentures and premium, if any, and interest hereon and any other monies payable hereunder by the Company.

ARTICLE 9

SATISFACTION AND DISCHARGE

Section 9.01

Cancellation and Destruction.

All Debentures shall forthwith after payment thereof be delivered to the Trustee or to a Person appointed by it or by the Company with the approval of the Trustee and cancelled.  All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture may be destroyed by or under the direction of the Trustee by cremation or otherwise (in the presence of a representative of the Company if the Company shall so require) and the Trustee shall prepare and retain a certificate of such destruction and deliver a duplicate thereof to the Company.

Section 9.02

Non-Presentation of Debentures.

In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal thereon or represented thereby becomes payable at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(1)

the Company shall be entitled to pay to the Trustee and direct it to set aside; or

(2)

in respect of moneys in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Company shall be entitled to direct the Trustee to set aside,

the principal and interest in trust to be paid without interest to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal and interest payable on or represented by each Debenture in respect whereof such moneys have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving payment of the moneys so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of section 9.03.

Section 9.03

Repayment of Unclaimed Moneys to Company.

Any moneys in the hands of the Trustee and set aside under section 9.02 and not claimed by and paid, as provided in said section 9.02, to Holders of Debentures within five (5) years after the date of such setting aside shall be repaid to the Company by the Trustee on demand, and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the Holders of the Debentures in respect of which such moneys were so repaid to the Company shall have no rights in respect thereof except to obtain payment of the moneys due thereon from the Company.

Section 9.04

Release from Covenants.

Upon Written Request and proof being given to the reasonable satisfaction of the Trustee that the principal of all the Debentures and interest thereon and other moneys payable hereunder have been paid or satisfied or that, all the outstanding Debentures having matured and, such payment having been duly and effectually provided for by payment to the Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to these presents and all interest thereon and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of the Company, execute and deliver to the Company such deeds or other instruments as shall be requisite to release the Company from the terms of the Indenture and the Debentures except those relating to the indemnification of the Trustee.

ARTICLE 10

MERGER OR TRANSFER

Section 10.01

Certain Requirements in Respect of Merger, etc.

So long as any of the Debentures remain outstanding, the Company shall not enter into any transaction (whether by way of merger, consolidation, reorganization, amalgamation (except with one or more of its Wholly-Owned Subsidiaries), conveyance, transfer, lease, sale or otherwise) whereby all or substantially all of its undertaking or assets would become the property of any other Person unless:

(1)

such other Person is a corporation (herein called the “Successor Corporation”);

(2)

the Successor Corporation executes, prior to the consummation of such transaction, such indenture supplemental hereto and other instruments (if any) as are satisfactory to the Trustee and in the opinion of Counsel necessary or advisable to evidence the assumption by the Successor Corporation of the liability for the due and punctual payment of all the Debentures and the interest thereon and all other moneys payable hereunder and the covenant of such Successor Corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Company under this Indenture;

(3)

immediately after the consummation of such transaction, no condition or event shall exist which constitutes or which would, after the lapse of time or giving of notice or both, constitute an Event of Default hereunder;

(4)

the Successor Corporation has fully participating securities listed on a Recognized Exchange; and

(5)

such transaction is to the satisfaction of the Trustee and in the opinion of Counsel upon such terms as substantially to preserve and not to impair any of the rights and powers of the Trustee or of the Debentureholders hereunder.

Section 10.02

Vesting of Powers in Successor.

Whenever the conditions of section 10.01 have been duly observed and performed, the Successor Corporation shall succeed to and be substituted for the Company with the same effect as if the Successor Corporation had been named herein and the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Company under this Indenture in the name of the Company or otherwise and any act or proceeding by any provisions of this Indenture required to be done or performed by any Directors or officers of the Company may be done and performed with like force and effect by the like directors or officers of such Successor Corporation.

Section 10.03

Execution of Supplemental Indenture.

Upon being satisfied that the conditions of section 10.01 have been duly observed and performed, the Trustee shall execute any supplemental indenture required, as provided in Article 12.

ARTICLE 11

MEETINGS OF DEBENTUREHOLDERS

Section 11.01

Right to Convene Meeting.

The Trustee may at any time and from time to time, and shall on receipt of a Written  Request or a Debentureholders’ Request and upon being indemnified, to its reasonable satisfaction, by the Company or by the Debentureholders signing such Written Request or Debentureholders’ Request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders.  In the event of the Trustee failing within 30 days after receipt of such Written Request or Debentureholders’ Request and indemnity to give notice convening such meeting, the Company or such Debentureholders, as the case may be, may convene such meeting.

Section 11.02

Notice.

At least 15 days’ notice of any meeting shall be given to the Debentureholders in the manner provided in section 2.15 and a copy thereof shall be delivered or sent by post to whichever of the Trustee or the Company has not called the meeting.  Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 11.

Section 11.03

Chairman.

An individual, who need not be a Debentureholder, nominated in writing by the Trustee shall be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Debentureholders present in person or by proxy shall choose an individual present to be chairman.

Section 11.04

Quorum.

Subject to the provisions of section 11.12, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or represented by proxy and representing at least 25% in principal amount of the Debentures then outstanding.  If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Debentureholders on a Debentureholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in the place where the meeting is to be held, in which case it shall be adjourned to the next following Business Day in such place) at the same time and place.  At the adjourned meeting the Debentureholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the Debentures then outstanding.

Section 11.05

Power to Adjourn.

The chairman of any meeting at which a quorum of the Debentureholders is present may with the consent of the Holders of a majority in principal amount of Debentures represented thereat and voting thereon adjourn any such meeting and no notice of such adjournment need be given except such notice (if any) as the meeting may prescribe.

Section 11.06

Show of Hands.

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands, except that a vote on any Extraordinary Resolution shall be given in the manner hereinafter provided.  At any such meeting, unless a poll is required or duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

Section 11.07

Poll.

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded, after a vote by a show of hands, by the chairman or by one or more of the Debentureholders acting in person or by proxy and holding at least 5% of the principal amount of the Debentures then outstanding, a poll shall be taken in such manner as the chairman shall direct and matters other than the Extraordinary Resolution shall be decided by the votes of the Holders of a majority of the principal amount of the Debentures represented at the meeting and voted on the poll.

Section 11.08

Voting.

On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more absent Debentureholders or both, shall have one vote.  On a poll each Debentureholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall be the holder.  A proxy need not be a Debentureholder.

Section 11.09

Regulations.

The Trustee may from time to time make and from time to time vary such regulations as it shall from time to time think fit:

(1)

for voting by proxy and the form of the instrument appointing a proxy (which shall be in writing) and the manner in which the same shall be executed and for the production of the authority of any person signing on behalf of a Debentureholder;

(2)

for the deposit of instruments appointing proxies at such place as the Trustee, the Company or the Debentureholders convening the meeting, as the case may be, may in the notice convening the meeting direct; and

(3)

for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled, telexed, telegraphed or telecopied before the meeting to the Company or the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted.  Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the Holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be the Debentureholders and Persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

Section 11.10

Company and Trustee May Be Represented.

The Company and the Trustee, by their respective officers and directors, and their respective advisers, may attend any meeting of the Debentureholders but shall have no vote as such.

Section 11.11

Powers Exercisable by Extraordinary Resolution.

In addition to all other powers stated in this Indenture to be exercisable by Extraordinary Resolution, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

(1)

power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Debentureholders and/or the Trustee against the Company (whether such rights arise under this Indenture or the Debentures or otherwise) which shall be agreed by the Company;

(2)

power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture or the Debentures in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(3)

power to waive and direct the Trustee to waive any default on the part of the Company in complying with any provision of this Indenture or the Debentures and/or to annul and to direct the Trustee to annul any declaration in respect of such default made by the Trustee pursuant to section 8.02 either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(4)

power, with the approval of the Company, to sanction the exchange of Debentures for, or the conversion of Debentures into, shares, bonds, debentures, notes or any other securities or obligations of the Company or any other Person;

(5)

power to assent to any modification of or change in or omission from the provisions contained herein or in any deed or instrument supplemental hereto which shall be agreed to by the Company and to authorize the Trustee to concur in and execute any deed or instrument supplemental hereto embodying such modification, change or omission;

(6)

power to restrain any Debentureholders from taking or instituting any suit, action or proceeding for the purpose of enforcing payment by the Company of principal or interest or for the execution of any trust or power hereunder or for the appointment of a liquidator or a receiver or a trustee in bankruptcy or for any other remedy hereunder;

(7)

power to direct any Debentureholder who, as such, has brought any suit, action or proceeding, to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by section 8.05, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(8)

power to sanction any scheme for the reconstruction or reorganization of the Company or for the consolidation, amalgamation or merger of the Company with any other corporation or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Company or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of section 10.01 shall have been complied with;

(9)

power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company;

(10)

power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders; and

(11)

power to appoint and remove a committee to consult with the Trustee and to delegate to such committee (subject to such limitations, if any, as may be prescribed in such Extraordinary Resolution) all or any of the powers which the Debentureholders could exercise by Extraordinary Resolution under the foregoing clauses (2), (3), (6) and (7); the Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee; such committee shall consist of such number of persons as shall be prescribed in the Extraordinary Resolution appointing it, and the members need not be themselves Debentureholders; subject to the Extraordinary Resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater; and all acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither such committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken in good faith.

Section 11.12

Meaning of “Extraordinary Resolution”.

The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this section 11.12 and in section 11.15 provided, a resolution proposed at a meeting of Debentureholders duly convened for the purpose of passing an Extraordinary Resolution and held in accordance with the provisions in this Article 11 at which, subject as hereinafter provided, the Holders of at least 51% of the principal amount of the Debentures then outstanding are present in person or represented by proxy and passed by the favourable votes of the Holders of not less than 66K of the principal amount of Debentures represented at the meeting and voted on a poll upon such resolution.

If, at any such meeting called for the purpose of passing an Extraordinary Resolution, the Holders of at least 51% of the principal amount of the Debentures are not present in person or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Debentureholders on a Debentureholders’ Request, shall be dissolved, but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 21 days later, and to such place and time as may be appointed by the chairman.  Not less than 7 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in section 2.15.  Such notice shall state that at the adjourned meeting the Debentureholders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.  At the adjourned meeting two or more Debentureholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in the preceding paragraph shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the Holders of at least 51% of the principal amount of the Debentures then outstanding are not present in person or represented by proxy at such adjourned meeting.

Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

Section 11.13

Powers Cumulative.

It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Debentureholders to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

Section 11.14

Minutes.

Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made and signed as aforesaid, shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed and had.

Section 11.15

Instruments on Writing.

All actions which may be taken and all powers which may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article 11 provided may also be taken and exercised by the Holders of at least 66K of the principal amount of the Debentures then outstanding by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

Section 11.16

Binding Effect of Resolutions.

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 11 at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by the Debentureholders in accordance with section 11.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to any provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.  Unless the Trustee agrees otherwise, notice of the passing of every resolution and every Extraordinary Resolution shall be given to the Debentureholders in the manner provided in section 2.15.

ARTICLE 12

SUPPLEMENTAL INDENTURES

Section 12.01

Provision for Supplemental Indentures for Certain Purposes.

From time to time the Company (when authorized by a resolution of its Directors) and the Trustee may, subject to the provisions hereof, and they shall, when so directed by the provisions hereof, execute and deliver by their proper officers indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

(1)

evidencing the succession or successive successions of Successor Corporations and the covenants of and obligations assumed by such Successor Corporations in accordance with the provisions of Article 10;

(2)

giving effect to any Extraordinary Resolution passed as provided in Article 11;

(3)

adding to the provisions hereof such additional covenants, enforcement provisions, release provisions and other provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that, in the opinion of the Trustee, the same are not prejudicial to the interests of the Debentureholders;

(4)

making any modification of any of the provisions of this Indenture or the Debentures which is of a formal, minor or technical nature;

(5)

making any additions to, deletions from or alterations of the provisions of this Indenture (including any of the terms and conditions of the Debentures) which in the opinion of the Trustee are not prejudicial to the interests of the Debentureholders and which are necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to this Indenture;

(6)

adding to or altering the provisions hereof in respect of the transfer of Debentures including provision for the exchange of Debentures of different denominations and making any modification in the form of the Debentures which does not affect the substance thereof and which, in the opinion of the Trustee, is not prejudicial to the interests of the Debentureholders;

(7)

correcting or rectifying any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Trustee, the rights of the Trustee and the Debentureholders are in no way prejudiced thereby; and

(8)

any other purpose not inconsistent with the terms of this Indenture provided that, in the opinion of the Trustee, the rights of the Trustee and of the Debentureholders are in no way prejudiced thereby.

Section 12.02

Binding Effect of Modifications.

Every modification, addition, deletion, alteration, correction or rectification to, from or of the provisions hereof shall bind the Debentureholders, and notice thereof shall be given as soon as practicable in accordance with section 2.15 unless the Trustee agrees otherwise.

ARTICLE 13

CONCERNING THE TRUSTEE

Section 13.01

Conditions Precedent to Trustee’s Obligation to Act.

The Trustee shall not be bound to give any notice or do or take any act, action or proceeding in virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor, subject to any default which may come to the attention of the Trustee by virtue of the Company’s compliance with or non-compliance with subsection 7.01(3), shall the Trustee be required to take notice of any default hereunder, other than in payment of any moneys required by any provision hereof to be paid to it, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee, and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that the Company is not in default hereunder and that no default has been made with respect to the payment of principal or interest on the Debentures or in the observance or performance of any of the covenants, agreements or conditions contained herein.  Any such notice or requisition shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default or take action without any such requisition.

The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any right of the Trustee or the Debentureholders hereunder shall be conditional upon the Debentureholders’ furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee and its officers, directors and employees against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them, for which Debentures the Trustee shall issue receipts.

Section 13.02

Evidence.

Whenever it is provided in this Indenture, with reference to any application to the Trustee for the certification and delivery of Debentures or other action hereunder, that the Company shall deposit with the Trustee resolutions, certificates, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith at the time of the granting of such application (or on the effective date of any such certificate or report, as the case may be) of the facts and opinions stated in all documents so deposited shall, in each and every such case, be conditions precedent to the right of the Company to have such application granted.  The Trustee may rely and shall be protected in acting upon any such documents deposited with it in purported compliance with any such provision or of any other purpose hereof, but may in its discretion require further evidence before acting or relying thereon.

The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram, or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

Section 13.03

Experts and Advisers.

The Trustee may employ or retain such Counsel, accountants, appraisers, or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, and shall not be responsible for any misconduct on the part of any of them.

The Trustee may act and shall be protected in acting in good faith on the opinion or advice of or information obtained from any Counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

Section 13.04

Documents, Moneys, etc., Held by Trustee.

Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults in the Province of Quebec of the Trustee or of any Canadian chartered bank or deposited for safekeeping in the Province of Quebec with any such bank.  Unless herein otherwise expressly provided, any moneys so held, pending the application or withdrawal thereof under any provisions of this Indenture, may be deposited in the name of the Trustee in any Canadian chartered bank at the rate of interest (if any) then current on similar deposits or, with the consent of the Company, may be (i) deposited in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or a province thereof, or (ii) invested in securities issued or guaranteed by the government of Canada or of any province thereof, maturing not more than one year from the date of investment.  All interest or other income received by the Trustee in respect of such deposits and investments shall belong to the Company and be remitted to the Company five (5) years from Maturity Date, unless an Event of Default shall have occurred and be continuing, in which case all such interest and income shall be held by the Trustee and applied in accordance with section 8.06.

Section 13.05

Action by Trustee to Protect Interests.

The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect and enforce its interests and the interests of the Debentureholders.

Section 13.06

Trustee not Required to give Security.

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

Section 13.07

Protection of Trustee.

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(1)

the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debentures (except the representation contained in section 13.09 and in the certificate of the Trustee on the Debentures) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Company;

(2)

nothing herein contained shall impose any obligation on the Trustee to see to or require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto:

(3)

the Trustee shall not be bound to give to any Person notice of the execution hereof;

(4)

the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the covenants herein contained or of any acts of the agents or servants of the Company; and

(5)

the Company hereby indemnifies and saves harmless the Trustee and its officers, directors and employees from and against any and all liabilities, losses, costs, claims, actions or demands whatsoever which may be brought against the Trustee or which it may suffer or incur as a result or arising out of the performance of its duties and obligations hereunder (including without limitation the fees and disbursements of any advisers and legal counsel it may retain, the latter on a solicitor client basis), save only in the event of negligence or wilful misconduct of the Trustee.  This indemnification shall survive the termination of this Indenture.

Section 13.08

Replacement of Trustee.

The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company not less than 90 days’ notice in writing or such shorter notice as the Company may accept as sufficient.  The Debentureholders, by Extraordinary Resolution, shall have power at any time to remove the Trustee and to appoint a new trustee.  In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Debentureholders; failing such appointment by the Company, the retiring Trustee or any Debentureholder may apply to the Quebec Superior Court (District of Montreal) (the “Court”), on such notice as the Court may direct, for the appointment of a new trustee; but any new trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Debentureholders.  Any new trustee appointed under these provisions must be a corporation authorized to carry on the business of a trust company in the Province of Quebec.  On any new appointment, the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring the same to the new trustee.  At the request of the Company or the new trustee, the retiring Trustee, upon payment of the amounts, if any, due to it pursuant to section 7.02, shall duly assign, transfer and deliver to the new trustee all property and money held and all records kept by the retiring Trustee hereunder or in connection herewith.

Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor trustee under this Indenture without the execution of any instrument or any further act.

Section 13.09

Conflict of Interest.

The Trustee represents to the Company that at the time of the execution and delivery hereof no material conflict of interest exists in the Trustee’s role as a fiduciary hereunder and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or resign its trust hereunder.

Subject to the preceding paragraph, the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Company and generally may contract and enter into business transactions with the Company or any of its Affiliates without being liable to account for any profit made thereby.

Section 13.10

Indenture Legislation.

The Company and the Trustee agree that each will at all times in relation to this Indenture and in relation to any action to be taken hereunder observe and comply with and be entitled to the benefits of Indenture Legislation.  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with and any mandatory requirement of Indenture Legislation, such mandatory requirement shall prevail.

Section 13.11

Acceptance of Trust.

Montreal Trust Company of Canada hereby accepts any and all trusts created or constituted for the purposes of such sections, agrees to perform the same upon the terms and conditions herein set forth.

Section 13.12

Fondé de pouvoir

The Trustee hereby agrees to act as the fondé de pouvoir (holder of the power of attorney) for the Holders of the Debentures to the extent necessary or desirable for the purposes of this Indenture and each Holder of Debentures by receiving and holding same accepts and confirms the appointment of the Trustee as fondé de pouvoir (holder of the power of attorney) of such Holder to the extent necessary for the purposes hereof and in accordance with and subject to the provisions hereof.

To the extent necessary and for greater certainty (but without in any way detracting from custom and usage applicable with regards to the relationship between the Company, the Trustee and the Debentureholders hereunder) and subject to any applicable law of public order, it is hereby agreed as follows with regards to the Trustee so acting as fondé de pouvoir (holder of the power of attorney) for the Debentureholders hereunder and each Holder of Debentures by receiving and holding same agrees with the Company and the Trustee that:

(1)

notwithstanding any other provision hereof and except as may be otherwise set forth in an Extraordinary Resolution, Debentureholders’ Request or other resolution, written instrument, request or direction of any of the Holders of Debentures pursuant to this Indenture, relating thereto, no Debentureholder shall be liable to third parties for acts performed by the Trustee (or any other person appointed by the Trustee to perform all or any of its rights, powers, duties, trusts, obligations or responsibilities hereunder) during the exercise of its rights, powers and trusts and the performance of its duties, obligations and responsibilities under this Indenture or for injury caused to such parties by the fault of the Trustee (or any such person), or for contracts entered into in favour of such parties, during such performance and the Trustee (or any such person) alone shall be so liable subject to any rights or recourses which the Trustee (or any such person) may have hereunder or under any applicable law against the Company or any other person (other than a Debentureholder) in connection with any such liability;

(2)

except as otherwise expressly provided herein or in an Extraordinary Resolution, Debentureholders’ Request or other resolution, written instrument, request or direction of any of the Holders of Debentures pursuant to this Indenture, the Trustee shall not be entitled to receive from the Debentureholders any remuneration or compensation for any services rendered by the Trustee hereunder or reimbursement of any costs, expenses, liabilities, disbursements or advances incurred or made by the Trustee in accordance with any provision of this Indenture or interest thereon;

(3)

notwithstanding any other provision hereof and except as may be otherwise set forth in an Extraordinary Resolution, Debentureholders’ Request or other resolution, written instrument, request or direction of any of the Holders of Debentures pursuant to this Indenture, relating thereto, no Debentureholder shall be liable to compensate the Trustee for any injury suffered by it by reason of the performance of its rights, powers, duties, trusts, obligations or responsibilities hereunder subject to any rights or recourses which the Trustee may have hereunder or under any applicable law against the Company or any other person (other than a Debentureholder) in connection with such injury;

(4)

Neither the death nor bankruptcy of a Debentureholder shall terminate the Trustee’s rights, powers, duties, trusts, obligations or responsibilities hereunder with respect to the Debentures held by such Debentureholder which shall continue to apply in favour of the Holder or Holders who have acquired such Debentures form such deceased or bankrupt Debentureholder;

(5)

the bankruptcy of the Trustee shall not terminate its rights, powers, duties, trusts, obligations or responsibilities hereunder provided that such rights, powers, duties, trusts, obligations and responsibilities are assumed by a successor Trustee appointed in accordance with the provisions of section 13.08;

(6)

so long as any Debentures remain outstanding, (i) each Debentureholder hereby renounces to its right to revoke any mandate relationship created between such Holder and the Trustee hereunder and (ii) the Trustee hereby agrees that it will not revoke any such mandate relationship except through a resignation pursuant to an in compliance with the provisions of section 13.08;

(7)

except as otherwise expressly provided herein or in an Extraordinary Resolution, Debentureholders’ Request or other resolutions written instrument, request or direction of any of the Holders of Debentures pursuant to this Indenture, the Trustee shall not be obliged to render any account to the Debentureholders nor return to the Debentureholders any amounts which it has received in the performance of its rights, powers, duties, trusts, obligations and responsibilities hereunder nor pay any interest to the Debentureholders on such amounts.

ARTICLE 14

EXECUTION

Section 14.01

Counterparts and Formal Date.

This Indenture may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of February 15, 1999.

IN WITNESS WHEREOF the parties hereto have executed these presents by proper officers in that behalf.

TELESYSTEM INTERNATIONAL

WIRELESS INC.

By:

By:

MONTREAL TRUST COMPANY OF CANADA

By:

By:

SCHEDULE “A”

To the annexed Indenture dated as of February 15, 1999 between Telesystem International Wireless Inc. and Montreal Trust Company of Canada, as trustee

Form of Debenture

SCHEDULE “A”

to the annexed Indenture dated as of February 15, 1999

between Telesystem International Wireless inc. and

Montreal Trust Company of Canada, as trustee

FORM OF DEBENTURES

No ____________	TELESYSTEM INTERNATIONAL WIRELESS INC.	$ _____________
(Incorporated under the laws of Canada)

7.00% EQUITY SUBORDINATED DEBENTURES
Due 2002

CUSIP 879946 AF 8

TELESYSTEM INTERNATIONAL WIRELESS INC. (the “Company”) for value received hereby promises to pay to the registered holder hereof on February 15, 2002 (the “Maturity Date”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture hereinafter mentioned, the sum of

DOLLARS ($                     )

in lawful money of Canada on presentation and surrender of this Debenture at any branch in Canada of Montreal Trust Company of Canada and to pay interest on the principal amount hereof at the rate of 7.00% per annum from February 15, 1999 or from the last interest payment date to which interest has been paid or made available for payment on the outstanding Debentures, whichever is later, at any of the said places, in like money in equal semi-annual instalments in arrears on August 15 and February 15 in each year commencing August 15, 1999 after as well as before maturity and after as well as before default in payment of principal interest.

As interest on this Debenture becomes due, the Company (except in case of payment at maturity or on redemption or conversion, at which time payment of interest will be made upon surrender of this Debenture) shall forward or cause to be forwarded by ordinary post to the registered address of the registered holder of the Debenture for the time being, or in the case of joint holders to the registered address of one of such joint holders, a cheque for such interest, less any tax required by law to be deducted, if any, payable to the order of such holder or holders and negotiable at par at any one of the places at which interest upon this Debenture is payable. The forwarding of such cheque shall satisfy and discharge the liability for interest on this Debenture to the extent of the sum represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque be not paid on presentation.

This Debenture is one of the 7.00% Equity Subordinated Debentures due February 15, 2002 in the aggregate principal amount of $150,000,000 in lawful money of Canada issued under an Indenture (the “Indenture”) dated as of February 15, 1999 and made between the Company and Montreal Trust Company of Canada, as Trustee. Reference is hereby made to the Indenture for a description of the rights of the holders of the said Debentures, of the Company and of the Trustee and of the terms and conditions upon which the Debentures are issued and held, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which provisions the holder of this Debenture, by acceptance hereof, assents. All terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

The Debentures are issuable as fully registered Debentures in denominations of $1,000 and integral multiples of $1,000 and in other authorized denominations. The Debentures of any authorized denomination may be exchanged, as provided in the Indenture, for Debentures in same aggregate principal amount in any other authorized denomination.

This Debenture and all other Debentures certified and issued under the Indenture rank pari passu in accordance to their tenor without discrimination, preference or priority. The payment of the principal and interest on the Debentures is subordinated to the prior payment in full of Senior Liabilities (as defined in the Indenture). The Indenture does not restrict the Company from incurring additional Indebtedness for borrowed money or from mortgaging, pledging or charging its properties to secure any Indebtedness.

Each Debenture is convertible at maturity, at the option of the holder into that number of Subordinate Voting Shares equal to the Conversion Number. The Conversion Number will be calculated as of the date of conversion as (i) the Conversion Value as of such date  (being the lesser of the Subordinate Voting Share Value and $1,425) divided by (ii) 95% of the then Current Market Price of the Subordinate Voting Shares. The Subordinate Voting Share Value will be equal to 43.4783 multiplied by the Current Market Price of the Subordinate Voting Shares on the date of conversion. The Company has the option, upon at least 40 days and not more than 60 days prior notice, in lieu of delivering Subordinate Voting Shares on conversion, to pay the Conversion Value in cash for Debentures tendered for conversion. The Conversion Number is subject to adjustment upon the occurrence of certain events. The Debentures will be convertible at the option of the holder prior to the Maturity Date upon the occurrence of an Offer or an Event of Default. Upon a conversion of Debentures, the Company will pay interest accrued to the date of conversion in cash (except in the case of a conversion upon an Event of Default.

The Company will send to Debentureholders at least 40 days and not more than 60 days prior to the Maturity Date a maturity notice (the “Maturity Notice”) which will provide Debentureholders with the following options:

(a)

to convert Debentures only if the Subordinate Voting Share Value at the Maturity Date is greater than or equal to $1,000;

(b)

to convert Debentures whether or not the Subordinate Voting Share Value at maturity exceeds $1,000; or

(c)

to receive payment of the principal amount of the Debentures in cash , subject to exercise of the Share Repayment Right (as hereinafter defined);

 it being understood, in each case, that the accrued interest, if any, shall be paid in cash.

Debentureholders who select option (a), (b) or (c) above will be required to deliver to the Trustee before the close of business on the third trading day prior to Maturity Date (the “Determination Date”) a duly completed exercise notice in prescribed form, together with the related Debentures. Debentureholders who do not deliver a duly completed exercise notice on or before the close of business on the Determination Date will be deemed to have selected option (a) and the Debentures held by such holders will automatically be converted if the Subordinate Voting Share Value at the Maturity Date is greater than or equal to $1,000. The Company shall specify in the Maturity Notice whether it will deliver Subordinate Voting Shares on conversion of the Debentures or elects to pay the Conversion Value in cash and whether, if a holder selects option (c), the Company will exercise its Share Repayment Right.

Provided that no Event of Default shall have occurred and be continuing, the Company may, at its option, elect to satisfy its obligation to repay on the Maturity Date the principal amount of all, but not less than all, of the Debentures outstanding by delivering to holders that number of Freely Tradeable (as defined in the Indenture) Subordinate Voting Shares equal to the number obtained by dividing the principal amount of the Debentures by 95% of the then Current Market Price of the Subordinate Voting Shares on the Maturity Date (the “Share Repayment Right”).

The Company will promptly deliver a notice in a form similar to the Maturity Notice to Debentureholders if and when an Offer or an Event of Default is made setting out the manner in which the conversion right may be exercised and specifying whether the Company elects, in lieu of delivering Subordinate Voting Shares, to pay the Conversion Value in cash for Debentures tendered for conversion.

The Company may redeem all, but not less than all, of the Debentures outstanding at any time before the Maturity Date upon payment of an amount for each $1,000 principal amount of Debentures to be redeemed, equal to the aggregate of (i) $1,425; (ii) the Remaining Interest Premium; and (iii) all accrued and unpaid interest (the “Redemption Amount”) . The Company may satisfy the Redemption Amount in cash or by the delivery of a number of Freely Tradeable Subordinate Voting Shares equal to the Redemption Amount divided by 95% of the then Current Market Price.

Provided no Event of default has occurred and is continuing, the Company shall also have the right to purchase for cancellation the Debentures in the open market or by tender or by private contract at any price, subject to compliance with Applicable Securities Legislation. Debentures purchased by the Company shall be cancelled and shall not be reissued.

The principal hereof may become or be declared due before the stated maturity on the conditions, in the manner, with the effect and at the time set forth in the Indenture.

The Indenture contains provisions for the holding of meetings of Debentureholders and rendering resolutions passed at such meetings and instruments in writing signed by the holders of 66 K% of the Debentures outstanding binding upon all Debentureholders subject to the provision of the Indenture.

This Debenture may only be transferred upon compliance with the conditions precedent in the Indenture on one of the registers to be kept at the offices of the Trustee in the Cities of Vancouver, Calgary, Toronto, Winnipeg and Montreal and at such other place or places, if any, and/or by such other registrar or registrars, if any, as the Company with the approval of the Trustee may designate, and may be exchanged at any such place, by the registered holder hereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe, and such transfer shall be duly noted thereon by the Trustee or other registrar.

This Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee for the time being under the Indenture.

The Holder of this Debenture, by receiving and holding same, hereby accepts and agrees to be bound by the terms, and to be entitled to the benefits of this Debenture and of the Indenture and confirms the appointment of the Trustee as fondé de pouvoir (holder of the power of attorney) of the Holder of the Debenture to the extent necessary for the purposes hereof and of the Indenture, the whole in accordance with and subject to the respective provisions thereof.

IN WITNESS WHEREOF TELESYSTEM INTERNATIONAL WIRELESS INC. has caused this Debenture to be signed by its President and Chief Executive Officer and by its Vice-President, Legal Affairs and Assistant Secretary.

DATED as of the 15th day of February, 1999.

TELESYSTEM INTERNATIONAL WIRELESS INC.

By:

President and Chief Executive Officer

By:

Vice-President, Legal Affairs and Assistant Secretary

FORM OF TRUSTEE’S CERTIFICATE

TRUSTEE’S CERTIFICATE

This Debenture is one of the 7.00% Equity Subordinated Debentures referred to in the Indenture within mentioned.

MONTREAL TRUST COMPANY OF CANADA, Trustee

By:

(FORM OF ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                                         , whose address and social insurance number, if applicable, are set forth below, this Debenture (or $· principal amount hereof*) of TELESYSTEM INTERNATIONAL WIRELESS INC. standing in the name(s) of the undersigned in the register maintained by the Company with respect to such Debenture and does hereby irrevocably constitute and appoint                                                                                           Attorney to transfer such Debenture in such register, with full power of substitution in the premises.

Dated: ________________________________

Address of Transferee: _______________________________________

                                      (Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable: __________________________________________

*   If less than the full principal amount of the Debenture is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof unless you hold a Debenture in an amount less than $1,000 by reason of your having exercised your right to convert upon the making of an Offer in which case such Debenture is transferable only in its entirety) to be transferred.

1.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member firm of a recognized stock exchange in Canada. Notarized or witnessed signatures are not acceptable as guaranteed signatures.

2.

The registered holder of this Debentures is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.

Signature Guaranteed:

___________________________

                   Authorized Officer

SCHEDULE “B-1”

Form of Redemption Notice

TELESYSTEM INTERNATIONAL WIRELESS INC.

7.00% EQUITY SUBORDINATED DEBENTURES

DUE 2002

REDEMPTION NOTICE

To:

Holders of 7.00% Equity Subordinated Debentures Due February 15, 2002 (the “Debenture”) of Telesystem International Wireless Inc. (the “Company”)

Notice is hereby given pursuant to section 3.03 of the Indenture dated as of February 15, 1999 between the Company and Montreal Trust Company of Canada, as trustee (the “Trustee”), that the Debentures will be redeemed as of                                                   upon payment of a redemption amount for each $1,000 in principal amount of Debentures equal to the aggregate of (i) $1,425; (ii) the Remaining Interest Premium (as such expression is defined in the Indenture), and (iii) all accrued and unpaid interest thereon to but excluding the date fixed for redemption (the “Redemption Amount”).

[Pursuant to section 3.06 of the Indenture, the Company hereby irrevocably elects to pay to holders of Debentures the Redemption Amount by delivering that number of Freely Tradeable Subordinate Voting Shares (and cash in lieu of fractional Subordinate Voting Shares) obtained by dividing the Redemption Amount by 95% of the then Current Market Price of Subordinate Voting Shares.  The Company will, as soon as practicable and in any event within three (3) days of the date fixed for redemption, make the delivery to the Trustee, for delivery to and on account of the Holder, of certificates representing the Subordinate Voting Shares to which such Holder is entitled together with the cash equivalent in lieu of fractional Subordinate Voting Shares, provided that such Holder has presented and surrendered the Debentures called for redemption at any of the following corporate trust offices:

[set out addresses of corporate trust offices in Toronto, Montreal, Calgary, Vancouver and Winnipeg]

The Current Market Price of Subordinate Voting Shares as of the date fixed for redemption will be the Weighted Average Trading Price of Subordinate Voting Shares on The Toronto Stock Exchange and the Montreal Exchange for the 20 consecutive Trading Days ending on or immediately prior to                                       [the fourth Trading Day prior to the date fixed for redemption].

DATED:

, 2002

SCHEDULE “C-1”

Form of Maturity Notice

TELESYSTEM INTERNATIONAL WIRELESS INC.

7.00% EQUITY SUBORDINATED DEBENTURES

DUE 2002

MATURITY NOTICE

To:

Holders of 7.00% Equity Subordinated Debentures Due February 15, 2002 (the “Debenture”) of Telesystem International Wireless Inc. (the “Company”)

Notice is hereby given pursuant to section 4.01 of the Indenture dated as of February 15, 1999 between the Company and Montreal Trust Company of Canada, as trustee (the “Trustee”), that the Debentures will become due and payable as of February 15, 2002 (the “Maturity Date”) and that each $1,000 in principal amount of Debentures will become convertible, at the option of the holder thereof, into the Conversion Number of Subordinate Voting Shares in effect as of the Maturity Date.  The Conversion Number of Subordinate Voting Shares as of the Maturity Date will be calculated as (a) the amount equal to the lesser of (i) the Subordinate Voting Shares Value and (ii) $1,425  (the “Conversion Value”) divided by (b) 95% of the Weighted Average Trading Price of Subordinate Voting Shares on The Toronto Stock Exchange and the Montreal Exchange for the 20 consecutive Trading Days ending on or immediately prior to                                       [the fourth Trading Day prior to the Maturity Date] (the “Current Market Price”).  The Subordinate Voting Shares Value will be equal to the product of [43.4783] (the “Subordinate Voting Shares Rate”) and the Current Market Price. The Subordinate Voting Shares Rate is subject to adjustment for the occurrence of certain events to the Maturity Date as set forth in the Indenture.  The Company will provide holders of the Debentures with notice of any such adjustment as soon as practicable after the occurrence thereof.

[Pursuant to section 4.01(4) of the Indenture, the Company hereby irrevocably elects to pay, to holders of Debentures who have elected or are deemed to have elected to convert their Debentures in Subordinate Voting Shares, [the Conversion Number of Subordinate Voting Shares as of the Maturity Date] [an amount in cash equal to the Conversion Value of such Debentures in lieu of the conversion of such Debentures into Subordinate Voting Shares] [and irrevocably elects] to deliver to holders of Debentures who have not elected or are deemed not to have elected to convert their Debentures into Subordinate Voting Shares (and cash in lieu of fractional Subordinate Voting Shares) that number of Freely Tradeable Subordinate Voting Shares equal to the principal amount of such Debentures divided by 95% of the Current Market Price of Subordinate Voting Shares on the Maturity Date.]

Each holder of Debentures has the following options in respect of the maturity of the Debentures:

0

(a)

to convert Debentures only if the Subordinate Voting Shares Value as of the Maturity Date is greater than or equal to $1,000;

0

(b)

to convert Debentures whether or not the Subordinate Voting Shares Value as of the Maturity Date exceeds $1,000; or

0

(c)

to receive payment of the principal amount of the Debentures [in cash] [in Subordinate Voting Shares];

it being understood, in each case, that the accrued interest, if any, shall be paid in cash.

Holders who select option (b) may be acting contrary to their economic interests since, if the Subordinate Voting Shares Value as of the Maturity Date is less than $1,000, holders may receive greater consideration under option (c).

A holder who selects option (a), (b) or (c) will be required to deliver to [the Trustee/alternate conversion agent] at any of the following corporate trust offices:

[set out addresses of corporate trust offices in Toronto, Montreal, Calgary, Vancouver and Winnipeg]

before the close of business on February         , 2002 [third Trading Day prior to the Maturity Date] (the “Determination Date”) an exercise notice in the form annexed hereto duly completed and executed by such holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by instrument in form and execution satisfactory to the Trustee, together with the Debentures to which such notice relates.  Holders who do not deliver duly completed exercise notices on or before the close of business on the Determination Date will be deemed to have selected option (a).  Debentures held by holders who are so deemed to have selected option (a) will automatically be converted if the Subordinate Voting Shares Value as of the Maturity Date is greater than or equal to $1,000.

A holder’s selection of an option on the Determination Date should take into account the Current Market Price of Subordinate Voting Shares as of the Maturity Date which is defined as the 20 day Weighted Average Trading Price determined as of the fourth Trading Day ending on or immediately prior to the Maturity Date.  This amount may be more or less than the market price of a Subordinate Voting Shares on the Maturity Date.

DATED:

, 2002

SCHEDULE “C-2”

Form of Exercise Notice at Maturity

EXERCISE NOTICE

TO:

TELESYSTEM INTERNATIONAL WIRELESS INC.

The undersigned registered holder of a 7.00% Equity Subordinated Debentures Due February 15, 2002 bearing Certificate No.        hereby irrevocably elects:

0

(a)

to convert such Debenture (or $             principal amount thereof) only if the Subordinate Voting Shares Value as of the Maturity Date is greater than or equal to $1,000;

0

(b)

to convert such Debenture (or $                    principal amount thereof) whether or not the Subordinate Voting Shares Value as of the Maturity Date exceeds $1,000; or

0

(c)

to receive payment of the principal amount of such Debenture (or $                principal amount thereof) [in cash] [in Subordinate Voting Shares];

it being understood, in each case, that the accrued interest, if any, shall be paid in cash;

in accordance with the terms of the Indenture referred to in such Debenture and, if the holder elects option (a), (b) or (c), tenders herewith the Debenture, and, if applicable, directs that the Subordinate Voting Shares of the Company [issuable and deliverable upon a conversion or in satisfaction of the payment of the principal amount at the Maturity Date] be issued and delivered to the person indicated below.  (if Subordinate Voting Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned.)

Dated: ______________________________	__________________________________
(Signature of Registered Holder)

•

If less than the full principal amount of the Debenture, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE:

If Subordinate Voting Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or a member firm of a recognized stock exchange in Canada.

(Print name in which Subordinate Voting Shares are to be issued, delivered and registered)

Name ___________________________

_______________________________	__________________________________
(Address)	(City, Province and Postal Code)

Name of guarantor: ___________________________

Authorized signature: __________________________

SCHEDULE “D-1”

Form of Notice of Offer

TELESYSTEM INTERNATIONAL WIRELESS INC.

7.00% EQUITY SUBORDINATED DEBENTURES

DUE 2002

NOTICE OF AN OFFER

To:

Holders of 7.00% Equity Subordinated Debentures Due February 15, 2002 (the “Debentures”) of Telesystem International Wireless Inc. (the “Company”)

Notice is hereby given pursuant to Section 4.02 of the Indenture dated as of February 15, 1999 between the Company and Montreal Trust Company of Canada, as trustee (the “Trustee”), that as a result of an Offer (as defined in the Indenture) having been made on                               in respect to Subordinate Voting Shares each $1,000 in principal amount of Debentures will become convertible, at the option of the holder thereof, on                        [Early Conversion Date] (the “Early Conversion Date”), for the sole purpose of allowing the holder to accept the Offer into the Conversion Number of Freely Tradeable Subordinate Voting Shares in effect on the Early Conversion Date, subject to the terms and conditions herein and in the Indenture.  The Conversion Number of Subordinate Voting Shares on the Early Conversion Date will be calculated as (a) the amount (the “Conversion Value”) equal to the lesser of (i) the Subordinate Voting Shares Value and (ii) $1,425 divided by the Current Market Price.  The Current Market Price shall be equal to the aggregate of (a) the amount of cash received in respect of each Subordinate Voting Shares pursuant to the Offer and (b) an amount equal to the Fair Market Value as at the Early Conversion Date of securities or any other property received in respect of each Subordinate Voting Shares pursuant to the Offer, as certified by an Officers’ Certificate.  This right of conversion shall be deemed never to have come into effect should the Offer be withdrawn or the offeror fail to take up and pay the Subordinate Voting Shares.

If the Offer is made for less than all of the outstanding Subordinate Voting Shares not held by the offeror and less than all of the Subordinate Voting Shares deposited pursuant to the Offer are taken up by the offeror, then each holder who tenders Debentures for conversion shall be deemed to have elected to convert, for the sole purposes of allowing the Holder to accept the Offer only that portion of his Debentures so tendered equal to the percentage which the Subordinate Voting Shares taken up by the offeror represents of all Subordinate Voting Shares deposited pursuant to the Offer (other than Subordinate Voting Shares converted).  If as a result of the foregoing, a Holder is deemed to have elected to convert a principal amount of Debentures which is not $1,000 or an integral multiple thereof, such principal amount shall be rounded by the Trustee in its sole discretion to $1,000 or the nearest integral multiple thereof, with such adjustments as appropriate.

[Pursuant to section 4.02(4) of the Indenture, the Company hereby irrevocably elects to pay to holders of Debentures who have elected or are deemed to have elected to convert their Debentures cash equal to the Conversion Value of such Debentures in lieu of the conversion of such Debentures into Subordinate Voting Shares].

A Holder who elects to convert his Debentures will be required to deliver to [the Trustee/alternate conversion agent] at any of the following corporate trust offices:

[set out addresses of corporate trust offices in Toronto, Montreal, Calgary, Vancouver and Winnipeg]

on or immediately before the close of business on                       [the Early Conversion Date] a conversion notice in the form annexed hereto duly completed and executed by such holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by instrument in form and execution satisfactory to the Trustee, together with the Debentures to which such notice relates.  The conversion notice may be withdrawn by the holder in any circumstances and under the same conditions a holder of Subordinate Voting Shares may withdraw its shares in accordance with the terms of the Offer and Applicable Securities Legislation.  A holder must exercise his withdrawal right by a duly executed  notice to the Trustee in a form acceptable to the Trustee by a method that provides the Trustee with a written or printed copy.  To be effective (i) a notice of withdrawal given prior to the Early Conversion Date must be actually received by the Trustee or a branch registrar at any of the above locations and (ii) a notice of withdrawal given on the Early Conversion Date must be actually received by the Trustee at its principal corporate trust office in Montreal [specified above] before 4:00 p.m. (Montreal time) on the Early Conversion Date.  Where notice is given in accordance with this paragraph, the Trustee shall return the Debentures to the holder as soon as reasonably practicable.

DATED:  ______________________

.

SCHEDULE “D-2”

Form of Notice of Conversion after an Offer

CONVERSION NOTICE

TO:

TELESYSTEM INTERNATIONAL WIRELESS INC.

The undersigned registered holder of a 7.00% Equity Subordinated Debentures Due February 15, 2002 bearing Certificate No.              hereby irrevocably elects to convert such Debenture (or $              principal amount thereof) in accordance with the terms of the Indenture referred to in such Debenture and tenders herewith the Debenture, and, if applicable, directs that the Subordinate Voting Shares of Telesystem International Wireless inc. issuable upon a conversion be issued and delivered to the person indicated below.  (If Subordinate Voting Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned.)

Dated: ______________________________	__________________________________
(Signature of Registered Holder)

•

If less than the full principal amount of the Debenture, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE:

if Subordinate Voting Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or a member firm of a recognized stock exchange in Canada.

(Print name in which Subordinate Voting Shares are to be issued, delivered and registered)

Name _______________________________

____________________________________	______________________________________
(Address)	(City, Province and Postal Code)

Name of guarantor: ___________________________

Authorized signature: _________________________

SCHEDULE “E-1”

Form of Notice of Default

TELESYSTEM INTERNATIONAL WIRELESS INC.

7.00% EQUITY SUBORDINATED DEBENTURES

DUE 2002

NOTICE OF AN EVENT OF DEFAULT

To:

Holders of 7.00% Equity Subordinated Debentures due February 15, 1999 (the “Debentures”) of Telesystem International Wireless  Inc. (the “Company”)

Notice is hereby given pursuant to Section 4.03 of the Indenture dated as of February 15, 1999 between the Company and Montreal Trust Company of Canada, as trustee (the “Trustee”), that as a result of an Event of Default (as defined in the Indenture) having occurred on                                    , each $1,000 in principal amount of Debentures are convertible, at the option of the holder thereof, on the date of receipt by the Trustee of the deposit contemplated by Section 4.04 of the Indenture into that number of Freely Tradeable Subordinate Voting Shares obtained by dividing the principal amount of the Debenture plus the Remaining Interest Premium (as such term is defined in the Indenture) and accrued and unpaid interest, by 95% of the Current Market Price of the Subordinate Voting Shares on the day of receipt by the Trustee of the deposit contemplated by section 4.04 of the Indenture.  The Current Market Price will be equal to the Weighted Average Trading price of Subordinate Voting Shares on The Toronto Stock Exchange and the Montreal Exchange for the 20 consecutive trading days ending on or immediately prior to                              [the fourth trading day prior to the date of receipt by the Trustee of the deposit contemplated by Section 4.04] (the “Current Market Price of Subordinate Voting Shares).

[Pursuant to section [4.03(2)] of the Trust Indenture, the Company hereby irrevocably elects to pay to holders of Debentures who have elected to convert their Debentures cash equal to the Conversion Value of such Debentures in lieu of the conversion of such Debentures into Subordinate Voting Shares].

A Holder who elects to convert his Debentures will be required to deliver to [the Trustee/alternate conversion agent] at any of the following corporate trust offices:

[set out addresses of corporate trust offices in Toronto, Montreal, Calgary and Vancouver]

before the close of business on                                      on an Early Conversion Date (as such term is defined in the Indenture) a conversion notice in the form annexed hereto duly completed and executed by such holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by instrument in form and execution satisfactory to the Trustee, together with the Debentures to which such notice relates.

DATED:  _________________________

.

SCHEDULE “E-2”

Form of Notice of Conversion after an Event of Default

CONVERSION NOTICE

TO:

TELESYSTEM INTERNATIONAL WIRELESS INC.

The undersigned registered holder of a 7.00% Equity Subordinated Debenture due February 15, 2002 bearing Certificate No.         hereby irrevocably elects to convert such Debenture (or $              principal amount thereof) in accordance with the terms of the Indenture referred to in such Debenture and tenders herewith the Debenture, and, if applicable, directs that the Subordinate Voting Shares of Telesystem International Wireless Inc. issuable upon a conversion be issued and delivered to the person indicated below.  (If Subordinate Voting Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned.)

Dated: ______________________________	__________________________________
(Signature of Registered Holder)

•

If less than the full principal amount of the Debenture, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE:

If Subordinate Voting Shares are to be issued in the name of a person other than the Holder, the signature must be guaranteed by a chartered bank, a trust company or a member firm of a recognized exchange in Canada.

(Print name in which Subordinate Voting Shares are to be issued, delivered and registered)

Name _______________________________

____________________________________	______________________________________
(Address)	(City, Province and Postal Code)

Name of guarantor: ___________________________

Authorized signature: _________________________